As filed with the Securities and Exchange Commission on May 6, 2004


                                       Registration No. 333-111836

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------


                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                               ACTUANT CORPORATION
             (Exact name of Registrant as specified in its charter)

           WISCONSIN                                     36-0168610
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              6100 NORTH BAKER ROAD
                               MILWAUKEE, WI 53209
                            TELEPHONE: (414) 352-4160
               (Address, including zip code, and telephone number,
            including area code, of Registrant's principal executive
                                    offices)

                               ANDREW G. LAMPEREUR
                             CHIEF FINANCIAL OFFICER
                              6100 NORTH BAKER ROAD
                               MILWAUKEE, WI 53209
                            TELEPHONE: (414) 352-4160
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------

                                   Copies to:

                             Helen R. Friedli, P.C.
                             McDermott, Will & Emery
                             227 West Monroe Street
                                Chicago, IL 60606
                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  FROM TIME TO TIME FOLLOWING THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.
                                ----------------

              If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

              If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

              If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

              If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

              If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                ----------------

                                          CALCULATION OF REGISTRATION FEE

-------------------------------------- ---------------- --------------------- --------------------- ------------------
                                                          PROPOSED MAXIMUM      PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF             AMOUNT TO           OFFERING             AGGREGATE            AMOUNT OF
     SECURITIES TO BE REGISTERED        BE REGISTERED      PRICE PER UNIT        OFFERING PRICE     REGISTRATION FEE
-------------------------------------- ---------------- --------------------- --------------------- ------------------
2%  Convertible  Senior  Subordinated   $150,000,000         100%(1)(2)        $150,000,000(1)(2)      $12,135(6)
Debentures due 2023
-------------------------------------- ---------------- --------------------- --------------------- ------------------
Class  A  Common  Stock,   par  value   3,871,199(3)            (4)                   (4)                  (4)
$0.20 per share
-------------------------------------- ---------------- --------------------- --------------------- ------------------
Guarantees  of  the  2%   Convertible        (5)                --                    --                   (5)
Senior  Subordinated  Debentures  due
2023
-------------------------------------- ---------------- --------------------- --------------------- ------------------
(1)  Estimated  solely  for the  purpose  of  calculating  the  registration  fee  pursuant  to Rule  457(i) of the
     Securities Act of 1933, as amended.

(2)  Exclusive of accrued interest, if any.

(3)  Represents  the number of shares of Class A Common Stock that are initially  issuable  upon  conversion of the
     2% Convertible Senior Subordinated  Debentures due 2023 registered hereby,  including shares of Class A Common
     Stock that may be  issuable  upon  conversion  in lieu of payment  of  liquidated  damages.  For  purposes  of estimating  the number of shares of Class A Common Stock  issuable  upon  conversion  of the  debentures,  the
     Registrant  used a conversion  rate of 25.0563 shares of Class A Common Stock per $1,000  principal  amount of the 2%  Convertible  Senior  Subordinated  Debentures  due 2023.  In  addition to the shares of Class A Common
     Stock set forth in the table,  pursuant to Rule 416 under the Securities  Act of 1933, as amended,  the amount of Class A Common  Stock  registered  hereby  also  includes  such  indeterminate  number of shares of Class A
     Common  Stock,  as may be issuable from time to time upon  conversion  of the  debentures as a result of stock splits, stock dividends and antidilution adjustments and in lieu of liquidated damages.

(4)  No additional  consideration  will be received for the Class A Common Stock and,  therefore,  no  registration fee is required pursuant to Rule 457(i).

(5)  The 2% Convertible  Senior  Subordinated  Debentures due 2023 will be the  obligations of Actuant  Corporation and will be guaranteed  from the date of issuance by the  subsidiaries  of Actuant  Corporation  listed on the
     "Table of  Guarantors"  on the  following  page.  The  registrants  are  hereby  registering  the  guarantees.
     Pursuant to Rule 457(n),  no  registration  fee is required  with respect to the  guarantees.  The  guarantees will not be traded separately.

(6)  Previously paid.


         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION

STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                                                TABLE OF GUARANTORS
                                                -------------------

NAME                           STATE       OR      OTHER
                               JURISDICTION           OF
                               INCORPORATION          OR     I.R.S.       EMPLOYER
                               ORGANIZATION                  IDENTIFICATION NUMBER     ADDRESS
---------------------------    --------------------------    ----------------------    -------------------------------

Applied Power  Investments     Nevada                        36-3673537                3993 Howard Hughes Pkwy
II, Inc........................                                                        #100
                                                                                       Las Vegas, NV  89109

Engineered Solutions L.P.......Indiana                       31-1757546                1217 East 7th Street
                                                                                       Mishawaka, IN  46545

GB  Tools  and   Supplies,     Wisconsin                     39-0964876                6100 North Baker Rd.
Inc............................                                                        Glendale, WI  53209

Versa Technologies, Inc........Delaware                      39-1143618                5877 S. Pennsylvania Ave.
                                                                                       Cudahy, WI 53110
                                                                                       and
                                                                                       6100 North Baker Rd.
                                                                                       Glendale, WI  53209

 DATED MAY 6, 2004

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.

                               ACTUANT CORPORATION

      $150,000,000 2% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2023,
             RELATED GUARANTEES AND 3,871,199 SHARES OF COMMON STOCK
                   ISSUABLE UPON CONVERSION OF THE DEBENTURES

         We issued $150,000,000 aggregate principal amount of our 2% Convertible Senior Subordinated Debenture due 2023 in a private placement on November 10, 2003. This prospectus will be used by selling securityholders to offer and resell debentures and the common stock issuable upon conversion of the debentures. We will not receive any proceeds from those resales.

         Interest on the debentures accrues from November 10, 2003, payable semi-annually. The debentures mature on November 15, 2023 although we may redeem all or part of the debentures on or after November 20, 2010 as more fully described herein. Beginning with the six-month interest period commencing November 15, 2010, we will pay contingent interest during a six-month interest period if the trading price of a debenture is above a specified level as described in this prospectus. The debentures will be treated as contingent payment debt instruments that are subject to certain United States federal income tax rules.

         You may require us to repurchase all or any portion of your debentures on November 15, 2010, November 15, 2013 and November 15, 2018 or upon the occurrence of a designated event, as more fully described herein. Holders may convert the debentures into our common stock at a conversion rate of 25.0563 shares per $1,000 principal amount of the debentures (representing a conversion price of approximately $39.91 per share), subject to adjustment as described herein. A total of 3,758,445 shares are initially issuable upon conversion of the debentures and up to an additional 112,754 shares of common stock may, under limited circumstances provided in a registration rights agreement, be issuable upon conversion in lieu of the payment of liquidated damages, subject in each case to adjustment as described herein.

         The debentures are jointly and severally and fully and unconditionally guaranteed on an unsecured senior subordinated basis by certain of our existing domestic subsidiaries and may be guaranteed by certain future subsidiaries. The debentures are our unsecured senior subordinated obligations and the payment of the principal of and interest, including contingent interest, if any, and liquidated damages, if any, on the debentures are subordinated in right of payment to the prior payment in full of our existing and future senior indebtedness.


         There is no public market for the debentures and we do not intend to apply for listing of the debentures on any securities exchange or for quotation of the debentures through any automated quotation system. The debentures currently trade in the PORTAL Market. However, once debentures are sold under this prospectus, those debentures will no longer trade on the PORTAL Market. Our common stock is traded on the New York Stock Exchange under the symbol "ATU." The last reported sale price for our common stock on the New York Stock Exchange on May 5, 2004 was $34.12 per share.


         INVESTING IN THE DEBENTURES AND OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 15.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           IMPORTANT NOTICE TO READERS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer debentures or shares of our common stock that they own. Each time the selling securityholders offer debentures or common stock under this prospectus, they will provide a copy of this prospectus and, if applicable, a copy of a prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplements together with the information incorporated by reference in this prospectus and, if applicable, any supplement hereto. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" for more information.

         We have not authorized anyone to provide you with information other than the information contained herein or incorporated by reference as set forth under "Incorporation of Certain Documents by Reference". Neither the debentures nor any shares of common stock issuable upon conversion of the debentures are being offered in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus and the information in the documents incorporated or deemed to be incorporated by reference in this prospectus speaks only as of the respective dates those documents were filed with the Securities and Exchange Commission (the "SEC").

                                TABLE OF CONTENTS


IMPORTANT NOTICE TO READERS....................................................6

SUMMARY....................................................................... 8

RISK FACTORS..................................................................15

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................27

MARKET DATA...................................................................27

USE OF PROCEEDS...............................................................29

DIVIDEND POLICY...............................................................29

COMMON STOCK PRICE RANGE......................................................29

RATIO OF EARNINGS TO FIXED CHARGES............................................29

DESCRIPTION OF THE DEBENTURES.................................................31

REGISTRATION RIGHTS...........................................................52

DESCRIPTION OF CAPITAL STOCK..................................................54

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS......................57

SELLING SECURITYHOLDERS.......................................................64

PLAN OF DISTRIBUTION..........................................................72

WHERE YOU CAN FIND MORE INFORMATION...........................................74

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................75

LEGAL MATTERS.................................................................75

EXPERTS.......................................................................75

         Unless otherwise indicated or the context otherwise requires in this prospectus:

     o "Actuant," the "Company," "we," "us" and "our" refer to Actuant Corporation and its subsidiaries;

     o all references to our "common stock" mean our Class A Common Stock, $0.20 par value per share;

     o   all references to "SKUs" mean stock keeping units;

     o all references to "fiscal year 2003," "fiscal year 2002" and "fiscal year 2001" refer to our fiscal years ended August 31, 2003, 2002 and 2001, respectively;

     o all references to the "November 2003 private placement" refer to our sale of the debentures on November 10, 2003 to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended; and

     o all references to the number of shares of our common stock and related per share data have been restated to reflect the 2-for-1 stock split that occurred by way of dividend on October 21, 2003.

                                     SUMMARY

         This summary provides an overview of selected information and does not contain all the information you should consider. You should read the entire prospectus, including the section entitled "Risk Factors" and the documents incorporated by reference in this prospectus, carefully before making an investment decision.

         We are a diversified global manufacturer and marketer of a broad range of industrial products and systems, organized into two business segments, Tools & Supplies and Engineered Solutions. Tools & Supplies sells branded, specialized electrical and industrial tools and supplies to hydraulic and electrical wholesale tool distributors, to catalog houses and through various retail distribution channels. Engineered Solutions' primary expertise is in designing, manufacturing and marketing customized motion control systems primarily for automotive, recreational vehicle and truck original equipment manufacturers, or OEMs, in diversified niche markets. We believe that our strength in these product categories is the result of the combination of our brand recognition, proprietary engineering and design competencies, a dedicated service philosophy, and global manufacturing and distribution capabilities.

RECENT EVENTS

         On February 19, 2004, we entered into a $250 million five-year senior revolving credit facility (the "senior credit facility"). The senior credit facility replaced our then existing senior secured credit facility which included an outstanding $30 million term loan and an undrawn $100 million revolving credit facility. The senior credit facility is secured by a pledge of the stock of certain of our direct and indirect subsidiaries and amounts due under the senior credit facility are guaranteed by the same subsidiaries that guarantee the debentures. Borrowings under the senior credit facility are subject to a pricing grid, with initial borrowings priced at LIBOR plus 150 basis points, compared to LIBOR plus 200 basis points under the former facility.

         The replacement of the senior credit facility resulted in a non-cash charge in the second quarter of fiscal 2004 discussed above under "Second Quarter Results", representing the write-off of the remaining capitalized debt issuance costs associated with the former facility.

         In connection with the replacement of our prior credit facility, some of our subsidiaries that were guarantors under the prior credit facility were released from their guarantees and are not guarantors of the new senior credit facility. We refer to these subsidiaries as the "former guarantors". The former guarantors were also released from their guarantees under our outstanding 13% senior subordinated notes and, in accordance with the terms of the indenture governing the debentures, their guarantees of the debentures offered by this prospectus. See "Description of Debentures--Subsidiary Guarantees".

OUR ADDRESS

         Headquartered in Milwaukee, we are a Wisconsin corporation, incorporated in 1910. Our principal executive offices are located at 6100 North Baker Road, Milwaukee, Wisconsin 53209, and our telephone number at that location is (414) 352-4160. Our website address is www.actuant.com. Until January of 2001, we were named Applied Power Inc.

                                                   THE OFFERING

Issuer                                   Actuant Corporation, a Wisconsin corporation.

Securities Offered                       $150,000,000  aggregate  principal  amount  of  our  2%  Convertible  Senior
                                         Subordinated  Debentures  due 2023 and shares of our common  stock  issuable upon conversion of the debentures.

Maturity Date                            November 15, 2023, unless earlier redeemed, repurchased or converted.

Interest                                 2% per annum of the  principal  amount,  accruing  from  November  10, 2003, payable  semi-annually  in arrears on May 15 and  November  15 of each year, beginning May 15, 2004.

Contingent Interest                      Beginning with the six-month  interest period commencing  November 15, 2010, we will pay additional,  contingent  interest during any six-month  interest period if the trading price of the  debentures  for each of the five trading days  immediately  preceding  the  first  day  of the  applicable  six-month interest  period  equals  or  exceeds  120% of the  principal  amount of the debentures.  During any interest  period when  contingent  interest shall be payable,  the contingent interest payable per $1,000 principal amount of the debentures  will equal 0.25% per  six-month  interest  period of the average trading price of $1,000 principal  amount of the debentures  during the five
                                         trading  days  immediately   preceding  the  first  day  of  the  applicable
                                         six-month interest period.

Guarantees                               The  debentures  are  fully  and  unconditionally  guaranteed,  jointly  and severally,  on an  unsecured  senior  subordinated  basis by  certain of our existing  domestic  subsidiaries  and may be  guaranteed  by certain  future subsidiaries.  If  one  of  our  subsidiaries  which  is  not  a  subsidiary
                                         guarantor  of  the  debentures   becomes  a  guarantor  of  our  13%  senior
                                         subordinated  notes,  that subsidiary will also be required to guarantee the
                                         debentures  on  an  unsecured  senior   subordinated   basis.  A  subsidiary
                                         guarantor  will be released  from its  guarantee of the  debentures  if such
                                         subsidiary   guarantor   ceases  to  be  a  guarantor   of  our  13%  senior
                                         subordinated  notes.  All  of  the  guarantees  of the  debentures  will  be released  at  such  time  as we  no  longer  have  any  of  our  13%  senior subordinated  notes  outstanding.  However,  if we issue  any  other  senior subordinated debt or subordinated debt and such senior  subordinated debt or subordinated  debt is  guaranteed by one or more of our  subsidiaries,  such subsidiaries  will  also be  required  to  guarantee  the  debentures  on an unsecured  senior  subordinated  basis.  We refer to the  subsidiaries  that guarantee the debentures as the "subsidiary guarantors."

Ranking                                  The debentures are our unsecured  senior  subordinated  obligations  and the payment of the principal of and interest,  contingent interest,  if any, and liquidated  damages,  if any, on the debentures is  subordinated in right of payment to the prior  payment  in full of our  existing  and future  "senior indebtedness" (as defined in the indenture  pursuant to which the debentures were  issued and which  includes  our  obligations  under our senior  credit facility).  The  debentures  also rank  equally in right of payment with our existing and future senior subordinated  indebtedness and senior in right of payment  to any of our  future  subordinated  indebtedness.  The  debentures also rank junior in right of payment to our secured indebtedness  (including our  obligations  under our  senior  credit  facility)  to the extent of the underlying  collateral.  As of February 29, 2004,  our senior  indebtedness, excluding  senior  indebtedness of our  subsidiaries  and accrued  interest,

                                                          -9-


                                         consisted  of $12.0  million of  borrowings  and $5.1  million of letters of credit.  We are  permitted to borrow up to $250 million of revolving  credit loans  under our new senior  credit  facility,  subject to  compliance  with covenants and borrowing  conditions.  The terms  "senior  indebtedness"  and
                                         "senior   subordinated   indebtedness"   are   defined   under  the  heading
                                         "Description of Debentures--Ranking."

                                         The  guarantee  of  the  debentures  by  each  subsidiary  guarantor  is  an unsecured senior subordinated  obligation of that subsidiary guarantor,  and the payment of any and all amounts due under that guarantee is  subordinated in right of payment to the prior  payment in full of all existing and future senior  indebtedness  (including  obligations under guarantees of our senior credit  facility)  of  that  subsidiary  guarantor.  The  guarantee  of each subsidiary  guarantor  ranks  equally in right of payment  with all existing and future senior  subordinated  indebtedness of that subsidiary  guarantor, including,  in the case of the subsidiary  guarantors,  their  guarantees of our 13%  senior  subordinated  notes,  and senior in right of payment to any
                                         future  subordinated   indebtedness  of  that  subsidiary   guarantor.   The
                                         guarantee of each  subsidiary  guarantor ranks junior in right of payment to any secured  obligations,  in the case of one of the subsidiary  guarantors, of that  subsidiary  guarantor to the extent of the  underlying  collateral.
                                         Although the subsidiary  guarantors had no debt  outstanding at February 29,
                                         2004, the subsidiary  guarantors  have guaranteed all borrowings and amounts payable by us under our senior credit facility.  Such guarantees rank senior in right of payment to the  guarantees of the  subsidiary  guarantors  under the  debentures.  The  subsidiary  guarantors  have also  guaranteed our 13%
                                         senior  subordinated  notes,  which  guarantees  rank pari passu in right of payment with their  guarantees of the  debentures.  At February 29, 2004, we had  approximately  $12.0 million of borrowings  and $2.0 million of letters of credit outstanding under our new senior credit facility.

                                         As of February 29, 2004,  approximately 51% of our consolidated  assets were
                                         held  by   subsidiaries   that  are  not   guarantors  of  the   debentures.
                                         Accordingly,  the debentures are  effectively  subordinated  to all existing and future liabilities of these non-guarantor subsidiaries.

Conversion                               Holders  may  convert the  debentures  into shares of our common  stock at a conversion  rate of 25.0563 shares of our common stock per $1,000  principal amount of the debentures  (representing a conversion  price of approximately
                                         $39.91 per share), subject to adjustment,  prior to the close of business on the last  business  day prior to the  final  maturity  date  only  under the following circumstances:

                                         o    during any fiscal quarter commencing after November 30, 2003, and only during such fiscal quarter, if the closing sale price of our common stock exceeds 120% of the conversion price for at least 20 trading days in the
                                              30 consecutive trading day period ending on the last trading day of the preceding fiscal quarter; or

                                         o    during any period in which our senior subordinated debt credit rating is below B3 by Moody's Investor Service, Inc. ("Moody's") and below B- by
                                              Standard and Poor's or during any period when neither Moody's or Standard and Poor's rates our senior subordinated debt. If only one such rating agency rates our senior subordinated debt and such credit rating falls below the level specified above, holders may convert their debentures during the period that the credit rating is below such level. The

                                                          -10-


                                              debentures will cease to be convertible pursuant to this bullet point during any period or periods in which the credit ratings or rating, as the case may be, are at or above such levels; or

                                         o    if a debenture has been called for redemption and has not yet been redeemed (in which case only the debentures called for redemption and not yet redeemed may be converted), the holder may convert that debenture prior to the close of business on the last business day prior to the redemption date; or

                                         o    upon the occurrence of specified transactions described under "Description of Debentures--Conversion of the Debentures--Conversion Upon Specified
                                              Transactions."

                                         The conversion rate may be adjusted under circumstances described under
                                         "Description of Debentures--Conversion of the Debentures--Conversion Rate
                                         Adjustments", but will not be adjusted for accrued interest or contingent interest, if any, or liquidated damages, if any.

Sinking Fund                             None.

Optional Redemption                      On or after  November  20,  2010,  we may redeem for cash all or part of the debentures  at any time or from time to time,  upon at least 30 days'  prior notice,  at a redemption  price equal to 100% of the principal amount of the debentures,  plus accrued and unpaid interest,  contingent interest, if any, and liquidated damages, if any, up to, but excluding, the redemption date.

Repurchase at the Option of the Holder   Holders may require us to repurchase all or any portion of their  debentures for cash on November  15,  2010,  November  15, 2013 and  November 15, 2018,
                                         (each,  a  "repurchase  date") at a  repurchase  price  equal to 100% of the principal  amount of the  debentures  to be  repurchased,  plus  accrued and unpaid interest,  contingent  interest,  if any, and liquidated  damages, if any, up to, but excluding, the repurchase date.
                                         Additionally,  if a designated  event (as described  under  "Description  of
                                         Debentures--Repurchase  of Debentures at a Holder's  Option Upon a Designated
                                         Event")  occurs prior to maturity,  holders may require us to repurchase all or part of their  debentures for cash at a repurchase price equal to 100% of their  principal  amount,  plus  accrued  and  unpaid  interest,  contingent interest, if any, and liquidated damages, if any, up to, but excluding,  the repurchase date.

Events of Default                        If there is an event of default  with respect to the  debentures,  an amount equal to 100% of the principal  amount of the  debentures,  plus accrued and unpaid interest,  contingent  interest,  if any, and liquidated  damages, if
                                         any,  may  be  declared   immediately   due  and  payable.   These   amounts
                                         automatically  become due and payable in some  circumstances.  The following are events of default with respect to the debentures:

                                         o    default in payment of any principal of the debentures, when the same becomes due and payable;

                                         o    default for 30 days in any payment of any interest, including contingent interest, if any, and liquidated damages, if any, due and payable on the debentures;

                                                          -11-


                                         o    default in our obligations to satisfy our conversion obligation upon exercise of a holder's conversion right if such default is not cured as set forth in the indenture;

                                         o    our indebtedness or indebtedness of any subsidiary guarantor or any of our significant subsidiaries (as defined) is not paid after the final maturity of such indebtedness or is accelerated and the total amount of such indebtedness unpaid or accelerated exceeds $7.5 million;

                                         o    failure by us to comply with our obligations under "Description of
                                              Debentures--Merger and Sale of Assets";

                                         o    default in our performance of our covenants described under "Description of Debentures--Repurchase of Debentures at a Holder's Option Upon a
                                              Designated Event" (other than a failure to repurchase debentures, which would constitute an event of default under some of the provisions described above);

                                         o    default in the performance by us or any of the subsidiary guarantors of any of our or their other respective covenants in the indenture, the debentures or guarantees for 60 days after written notice to us;

                                         o    any judgment or decree for the payment of money in excess of $7.5 million is entered against us, any subsidiary guarantor or any significant subsidiary, remains outstanding for a period of 60 days following entry of such judgment and is not discharged, bonded, waived or stayed within 30 days after written notice to us;

                                         o    a guarantee of any subsidiary guarantor that is a significant subsidiary ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or a subsidiary guarantor that is a significant subsidiary denies its liability under its guarantee, provided, however, that an event of default will also be deemed to occur with respect to subsidiary guarantors that are not significant subsidiaries if the guarantees of those subsidiary guarantors cease to be in full force and effect or are declared to be null and void and unenforceable or are found to be invalid or those subsidiary guarantors deny their liabilities under their guarantees and if, when aggregated, those subsidiaries would meet the definition of a significant subsidiary;
                                              and

                                         o    certain events of bankruptcy, insolvency and reorganization of us, any subsidiary guarantor or any of our significant subsidiaries. See
                                              "Description of Debentures--Events of Default."

Use of Proceeds                          We will  not  receive  any of the  proceeds  from  the  sale by the  selling securityholders  of the  debentures  or shares of common  stock  issued upon conversion of the debentures.

Registration Rights                      Pursuant  to a  registration  rights  agreement  that  we  entered  into  in connection with the November 2003 private  placement,  we have filed a shelf registration  statement  under the  Securities  Act of 1933  relating to the resale of the debentures  and the common stock  issuable upon  conversion of the  debentures.  This  prospectus  constitutes a part of that  registration

                                                          -12-


                                         statement.  We filed the shelf  registration  statement solely to permit the resale of  debentures  issued in the  November  2003 private  placement  and shares of  common  stock  issued  on  conversion  of those  debentures,  and investors  who  purchase  debentures  or shares of common stock from selling securityholders  in this offering  will not be entitled to any  registration rights under the  registration  rights  agreement.  In  addition,  under the registration  rights agreement,  selling  securityholders may be required to discontinue  the sale or other  disposition  of  debentures  and  shares  of common stock issued upon conversion of the debentures  pursuant to the shelf registration  statement and to discontinue the use of this prospectus  under certain circumstances specified in the registration rights agreement.

United   States   Federal   Income  Tax  Under  the  indenture  governing  the  debentures,  we have  agreed,  and by
Considerations                           acceptance  of  a  beneficial  interest  in a  debenture  each  holder  of a debenture  is  deemed  to have  agreed,  to  treat  the  debentures  as debt instruments  subject  to the United  States  federal  income tax  contingent payment debt regulations.  Under such regulations, even if we do not pay any contingent interest on the debentures,  a beneficial owner of the debentures who is a U.S.  holder,  as  defined  below  under  "Material  United  States
                                         Federal Income Tax  Considerations," is required to include interest,  which we refer to as tax original issue  discount,  at the rate described below in its gross income for United States federal  income tax purposes,  regardless of whether  such owner  uses the cash or accrual  method of tax  accounting.
                                         This imputed  interest  accrues at a rate equal to 7.75% per year,  computed on a semiannual bond equivalent  basis,  which represents the yield we would have been required to pay on noncontingent,  nonconvertible, fixed-rate debt with terms and conditions otherwise similar to those of the debentures.  The rate at which  this  imputed  interest  accrues  for United  States  federal income tax purposes  exceeds the stated  semiannual  regular  cash  interest payable on the debentures.

                                         Each  holder  of the  debentures  will  recognize  gain or loss on the sale, exchange,  repurchase by us at the holder's option,  conversion,  redemption or  retirement of a debenture in an amount equal to the  difference  between the amount  realized,  including  the fair market  value of any common stock received  upon  conversion,  and the  holder's  adjusted  tax  basis  in the debentures.  Any  gain  recognized  by  a  holder  on  the  sale,  exchange,
                                         repurchase  by  us  at  the  holder's  option,  conversion,   redemption  or
                                         retirement of a debenture  generally will be ordinary  interest income;  any loss  generally  will  be  ordinary  loss  to the  extent  of  the  interest previously included in income, and thereafter,  capital loss. Holders should consult their tax advisors as to the United States federal,  state, local or
                                         other  tax   consequences   of  acquiring,   owning  and  disposing  of  the
                                         debentures. See "Material United States Federal Income Tax Considerations."

                                                          -13-


Trading                                  There is no public market for the  debentures  and we do not intend to apply for listing of the  debentures on any  securities  exchange or for quotation of the debentures  through any automated  quotation  system.  The debentures currently  trade in the PORTAL  Market.  However,  once  debentures are sold under this  prospectus,  those debentures will no longer trade on the PORTAL
                                         Market.  There is a risk that a trading market for the  debentures  will not exist or that any trading market for the debentures  that may exist will not have adequate liquidity.

Book Entry Form                          The debentures  have been issued in book-entry  form and are  represented by permanent global certificates  deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company,  commonly known as
                                         DTC, in New York,  New York.  Beneficial  interests  in the  debentures  are shown on, and transfers  will be effected only through,  records  maintained by DTC and its direct and indirect participants,  and any such interests may
                                         not  be   exchanged   for   certificated   debentures,   except  in  limited
                                         circumstances.

NYSE Symbol for Common Stock             "ATU"


                                  RISK FACTORS

         In addition to the other information contained in this prospectus and the documents incorporated by reference herein, you should carefully consider the following risks before deciding to invest in the debentures or any shares of common stock issued upon conversion of the debentures. If any of the events described below occurs, our business, financial condition or results of operations could be materially harmed. In that case, the value of debentures offered by this prospectus and the common stock issuable on conversion of the debentures could decline. We may encounter additional risks other than those disclosed in this prospectus.

                          RISKS RELATED TO OUR BUSINESS

MARKET DEMAND FOR OUR PRODUCTS MAY SUFFER CYCLICAL DECLINES.

         The level of market demand for our products depends on the general economic condition of the markets in which we compete. A substantial portion of our revenues is derived from customers in cyclical industries that typically are adversely affected by downward economic cycles, which may result in lower demand for our products in the affected business segment. For example, we derive significant revenues from sales to original equipment manufacturers ("OEMs") in the heavy-duty truck, recreational vehicle ("RV") and automotive industries and from the construction industry. If consumer confidence declines considerably, it could impact consumer discretionary spending on home, RV and automobile purchases and remodeling and other construction projects, which would adversely impact our sales to OEMs serving these consumer markets. Similarly, a terrorist attack or other geopolitical activity such as the events of 9/11 could disrupt demand for our customers' products which would in turn adversely affect demand for our products.

WE MAY BE SUBJECT TO SUBSTANTIAL LIABILITIES AS A RESULT OF OUR SPIN-OFF OF APW LTD. AND THE SUBSEQUENT BANKRUPTCY OF APW LTD.

         If we incur substantial liabilities as a result of our spin-off of APW Ltd. and the subsequent bankruptcy of APW Ltd., our debt could significantly increase and our business would be seriously harmed. On July 31, 2000, we effected the spin-off of APW Ltd., a Bermuda company organized to own and operate our former Electronics Business. As a result of the bankruptcy of APW and one of its subsidiaries, which was completed on July 31, 2003, APW was released from its obligation to indemnify us for income tax matters relating to the spin-off and related corporate restructuring transactions and for tax obligations of APW or any of its subsidiaries for periods prior to the spin-off, and we are or may be subject to substantial liabilities of APW and its subsidiaries. In particular, we remain liable for tax obligations associated with the spin-off and related corporate restructuring transactions as well as APW's and our potential tax obligations for periods prior to the spin-off. The Internal Revenue Service has commenced an audit of our tax return for fiscal 2000, which was the year in which the spin-off and related corporate restructuring transactions occurred. If any audit adjustments were to result in a tax liability, such liability would be payable by us and not APW. The amount of such additional tax liabilities may be substantial, which could require us to borrow significant additional amounts to satisfy any such additional tax liabilities and impair our cash flow, both of which would harm our business, perhaps materially.

         On August 6, 2002, we and APW entered into an agreement which provides, among other things, that the right of offset asserted by us with respect to approximately $23.8 million of funds (the "Offset Funds") which we held on behalf of APW is an allowed secured claim which is unimpaired by the APW bankruptcy proceeding; and, further, that we may retain possession of the Offset Funds and may use such Offset Funds to, among other things, reimburse ourselves for certain estimated costs of approximately $4.9 million and any tax adjustments arising from our spin-off of APW. In the event that such costs and adjustments exceed the Offset Funds, we will be responsible for any shortfall, and such excess amount could require us to borrow additional amounts to pay the excess amount and cause a significant decrease in our cash flow, both of which could materially harm our business. Pursuant to the agreement with APW, we will be required to pay an estimated $18 to $19 million of the Offset Funds to APW or other third parties as spin-off related contingencies are resolved. We estimate that these payments will be made sometime during fiscal 2006 although we cannot predict the actual date these payments may in fact be made. The Offset Funds have been recorded in "Other Long-term Liabilities" and totalled $18.9 million as of February 29, 2004.

         Prior to the spin-off, we, in the normal course of business, entered into certain real estate and equipment leases or guaranteed such leases on behalf of our subsidiaries, including those in our Electronics Business segment. In conjunction with the spin-off, we assigned our rights in the leases used in the Electronics Business segment to APW, but we were not released as a responsible party from all such leases by the lessors. As a result, we remain contingently liable for such leases. The total minimum future lease payments for such leases, assuming no offset for sub-leasing, were approximately $16.6 million at February 29, 2004. The future minimum lease payments for these leases are as follows: $3.5 million in calendar 2004; $3.1 million in calendar 2005; $2.4 million in calendar 2006; $2.4 million in calendar 2007; $2.5 million in calendar 2008; and $9.1 million thereafter. The parties, which currently include both subsidiaries of APW and certain former APW subsidiaries that have been acquired by third parties, to these leases have not filed Chapter 11 cases and, as such, none of those leases have been rejected in the bankruptcies noted above. However, we remain contingently liable for those leases if these APW subsidiaries or their successors are unable to fulfill their obligations thereunder. A future breach of these leases by these APW subsidiaries or their successors could require us to make these payments, which could require us to borrow additional amounts and cause a significant decrease in our cash flow, both of which would harm our business.

         For further information on our potential exposure with respect to the spin-off, APW's tax liabilities and the operating leases described above, see Notes 10 and 16 to the consolidated financial statements contained in our Annual Report on Form 10-K/A for fiscal year 2003, which is incorporated by reference in this prospectus.

AS OF FEBRUARY 29, 2004, WE HAD $231.4 MILLION IN TOTAL DEBT. BECAUSE OF THIS SUBSTANTIAL DEBT, OUR OPERATING FLEXIBILITY AND COMPETITIVE POSITION COULD BE SERIOUSLY HARMED.

         We have a substantial amount of debt which will continue to require significant interest and principal payments. Our level of debt and the limitations imposed on us by our debt agreements could adversely affect our operating flexibility and put us at a competitive disadvantage. Our substantial debt level may adversely affect our future performance, because, among other things:

     o we will have to use a portion of our cash flow for debt service rather than for operations;

     o we may not be able to obtain further debt financing and may have to pay more for financing;

     o   we may not be able to take advantage of business opportunities;

     o some of our indebtedness bears interest at variable interest rates, making us vulnerable to increases in interest rates;

     o the terms of our 13% senior subordinated notes and our senior credit facility require that we apply certain excess cash flow, as defined, to repay specified indebtedness in certain situations; and

     o   we will be more vulnerable to adverse economic conditions.

         Although our debt agreements limit the amount of additional indebtedness that we and our subsidiaries may incur, both we and our subsidiaries nonetheless retain the ability to incur substantial additional indebtedness, including senior indebtedness, and other obligations in the future. As of February 29, 2004, we had approximately $231.4 million of total debt and $5.1 million of letters of credit outstanding, and $236.0 million of unused borrowing capacity under our senior credit facility available to us, subject to compliance with covenants and borrowing conditions. In addition, as of February 29, 2004, we were a party to operating leases requiring future minimum lease payments aggregating approximately $75.0 million, and were also contingently liable with respect to leases assigned to APW in connection with the spin-off requiring, as of February 29, 2004, aggregate future minimum lease payments of approximately $16.6 million.

OUR ABILITY TO SERVICE OUR OBLIGATIONS UNDER THE DEBENTURES WOULD BE HARMED IF WE FAIL TO COMPLY WITH THE FINANCIAL AND OTHER COVENANTS OF OUR DEBT AGREEMENTS.

         Our debt agreements also contain a number of significant financial and other restrictive covenants. These covenants could adversely affect us by limiting our financial and operating flexibility as well as our ability to plan for and react to market conditions and to meet our capital needs. Our failure to comply with these covenants could result in events of default which, if not cured or waived, could result in our being required to repay that indebtedness before its due date, and we may not have the financial resources or be able to arrange alternative financing to do so. As of February 29, 2004, we were in compliance with all of our covenants under our debt agreements. Borrowings under our new senior credit facility are secured by a pledge of stock by certain of our subsidiaries who also act as guarantors under that credit facility. If borrowings under that credit facility were declared or became due and payable immediately as the result of an event of default and we were unable to repay or refinance those borrowings, the lenders could foreclose on the pledged stock. In addition, our 13% senior subordinated notes may be declared, or may automatically become, due and payable upon the occurrence of specified events of default. Any event that requires us to repay any of our debt before it is due could require us to borrow additional amounts at unfavorable borrowing terms, cause a significant decrease in our liquidity, and impair our ability to pay amounts due on the debentures. Moreover, if we are required to repay any of our debt before it becomes due, we may be unable to borrow additional amounts or otherwise obtain the cash necessary to repay that debt, and any failure to pay that debt when due could seriously harm our business.

OUR BUSINESS OPERATES IN HIGHLY COMPETITIVE MARKETS, SO WE MAY BE FORCED TO CUT PRICES OR TO INCUR ADDITIONAL COSTS.

         Our businesses generally face substantial competition in each of their markets. Competition may force us to cut prices or to incur additional costs to remain competitive. We compete on the basis of product design, quality, availability, performance, customer service and price. Present or future competitors may have greater financial, technical or other resources which could put us at a disadvantage in the affected business or businesses.

OUR INTERNATIONAL OPERATIONS POSE CURRENCY AND OTHER RISKS.

         Our international operations present special risks, primarily from currency exchange rate fluctuations, exposure to local economic and political conditions, export and import restrictions, controls on repatriation of cash and exposure to local political conditions. In particular, our results of operations have been significantly affected by adjustments relating to fluctuations in foreign currency exchange rates. We have significant international operations. For fiscal 2003, we derived approximately 49% of our net sales from the United States, 43% from Europe, 5% from Asia, 2% from Canada, and 1% from South and Latin America. To the extent that we expand our international presence these risks may increase. Our European sales significantly increased in fiscal 2003 due to the acquisition of Heinrich Kopp AG.

FUTURE ACQUISITIONS MAY CREATE TRANSITIONAL CHALLENGES.

         Our business strategy includes growth through small, strategic acquisitions, although we may from time to time consider larger acquisitions. That strategy depends on the availability of suitable acquisition candidates at reasonable prices and our ability to quickly resolve challenges associated with integrating these acquired businesses into our existing business. These challenges include integration of product lines, sales forces and manufacturing facilities as well as decisions regarding divestitures, inventory write-offs and other charges. These challenges also pose risks with respect to employee turnover, disruption in product cycles and the loss of sales momentum. We cannot be certain that we will find suitable acquisition candidates or that we will consistently meet these challenges.

ENVIRONMENTAL LAWS AND REGULATIONS MAY RESULT IN ADDITIONAL COSTS.

         We are subject to federal, state, local and foreign laws and regulations governing public and worker health and safety and the indoor and outdoor environment. Any violations of these laws by us could cause us to incur unanticipated liabilities that could harm our operating results and cause our business to suffer. Pursuant to such laws, governmental authorities have required us to contribute to the cost of investigating or remediating, or to investigate or remediate, third party as well as currently or previously owned and operated sites. In addition, we provided environmental indemnities in connection with the spin-off of APW and the sale of certain businesses and product lines. Liability as an owner or operator, or as an arranger for the treatment or disposal of hazardous substances, can be joint and several and can be imposed without regard to fault. We currently have a reserve of $1.9 million to cover known environmental costs. There is a risk that our costs relating to these matters could be greater than what we currently expect or exceed our insurance coverage, or that additional remediation and compliance obligations could arise which require us to make material expenditures. In particular, more stringent environmental laws, unanticipated remediation requirements or the discovery of previously unknown conditions could materially harm our financial condition and operating results. We are also required to comply with various environmental laws and maintain permits, some of which are subject to discretionary renewal from time to time, for many of our businesses, and we could suffer if we are unable to renew existing permits or to obtain any additional permits that we may require.

ANY LOSS OF KEY PERSONNEL AND THE INABILITY TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR OPERATIONS.

         We are dependent on the continued services of key executives such as Robert Arzbaecher, our Chief Executive Officer, and Andy Lampereur, our Chief Financial Officer. We do not currently have employment agreements with these or any other officers. The departure of key personnel without adequate replacement could severely disrupt our business operations. Additionally, we need qualified managers and skilled employees with technical and manufacturing industry experience to operate our businesses successfully. From time to time there may be shortages of skilled labor which may make it more difficult and expensive for us to attract and retain qualified employees. If we are unable to attract and retain qualified individuals or our costs to do so increase significantly, our operations would be materially adversely affected.

WE COULD BE ADVERSELY AFFECTED IF THE SPIN-OFF OF APW OR THE RELATED CORPORATE RESTRUCTURING TRANSACTIONS AND DEBT REALIGNMENT ARE NOT VALID UNDER FRAUDULENT TRANSFER OR LEGAL DIVIDEND STATUTES.

         In connection with the spin-off of APW, we undertook numerous corporate restructuring transactions and realigned our debt. These transactions, along with the spin-off, may be challenged under federal and state fraudulent conveyance laws. Under these laws, if a court determines that one of the parties to these transactions did not receive reasonably equivalent value or fair consideration and, at the time, was insolvent, was rendered insolvent, had unreasonably small capital or was unable to pay its debts as they come due, the court could, among other things, reverse the spin-off or impose liability, which could be substantial, on the parties. In addition, the spin-off, including the related debt realignment and corporate restructuring transactions, was subject to state corporate distribution statutes. If these statutes were violated, a court could reverse the transactions. The resulting complications and costs of any of these matters could disrupt our business, cause a significant decrease in our future earnings and harm our financial condition.

WE MAY BE REQUIRED TO MAKE PAYMENTS IN RESPECT OF BUSINESSES THAT WE HAVE SOLD.

         We have sold a number of businesses over the last several years. We have typically agreed to indemnify the buyers in respect of certain matters relating to the businesses that we have sold, and we may from time to time be required to make payments to the buyers under those indemnities. To the extent we are required to make any similar payments in the future, those payments could be substantial, which could require us to borrow additional amounts at unfavorable borrowing terms and cause a significant decrease in our liquidity, both of which could severely harm our business.

IF OUR INTELLECTUAL PROPERTY PROTECTION IS INADEQUATE, OTHERS MAY BE ABLE TO USE OUR TECHNOLOGIES AND TRADENAMES AND THEREBY REDUCE OUR ABILITY TO COMPETE, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON US, OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         We regard much of the technology underlying our services and products and the trademarks under which we market our products as proprietary. The steps we take to protect our proprietary technology may be inadequate to prevent misappropriation of our technology, or third parties may develop similar technology independently. We rely on a combination of patents, trademark, copyright and trade secret laws, employee and third-party non-disclosure agreements and other contracts to establish and protect our technology and other intellectual property rights. The agreements may be breached or terminated, and we may not have adequate remedies for any breach, and existing trade secrets, patent and copyright law afford us limited protection. Policing unauthorized use of our intellectual property is difficult. A third party could copy or otherwise obtain and use our products or technology without authorization.

         Litigation may be necessary for us to defend against claims of infringement, to protect our intellectual property rights and could result in substantial cost to us, and diversion of our efforts. Further, we might not prevail in such litigation which could harm our business.

      RISKS RELATED TO THE DEBENTURES, THE GUARANTEES AND THE COMMON STOCK

THE DEBENTURES ARE UNSECURED AND SUBORDINATED TO OUR SENIOR INDEBTEDNESS, AND THE GUARANTEE OF EACH SUBSIDIARY GUARANTOR IS UNSECURED AND SUBORDINATED TO ITS SENIOR INDEBTEDNESS.

         The debentures and the guarantees provided by certain of our subsidiaries are unsecured, which means that you will have no recourse to our specific assets or to the specific assets of our subsidiaries if a default occurs under the debentures and the indenture. In addition, the debentures are our senior subordinated obligations, which means the debentures rank junior in right of payment to all of our existing and future senior indebtedness, as defined in the indenture relating to the debentures. Likewise, the guarantee of each subsidiary guarantor is its senior subordinated obligation which means that such guarantee ranks junior in right of payment to all of such subsidiary guarantor's existing and future senior indebtedness. This means that, upon any payment or distribution of our assets in a bankruptcy, insolvency or similar proceeding, we will not be permitted to make any payments on the debentures until all of our senior indebtedness has been paid in full. Likewise, upon any payment or distribution of assets of any subsidiary guarantor in a bankruptcy, insolvency or similar proceeding, that subsidiary guarantor will not be permitted to make any payments in respect of its guarantee until all of its senior indebtedness has been paid in full.

         In addition, we will also be prohibited from making any payments on the debentures if any of our designated senior indebtedness (as defined herein) is not paid when due or has been declared due and payable because of a default, and any subsidiary guarantor will be prohibited from making any payments under its guarantee if any designated senior indebtedness of such subsidiary guarantor or of us is not paid when due or has been declared due and payable because of a default. In addition, in the event of certain other defaults in respect of our designated senior indebtedness, we may be prohibited from making payments on the debentures and, in the event of certain other defaults in respect of designated senior indebtedness of any subsidiary guarantor or of us, such subsidiary guarantor may be prohibited from making payments under its guarantee.

         As of February 29, 2004, we had approximately $17.1 million of senior indebtedness outstanding, excluding senior indebtedness of our subsidiaries and accrued interest. Although the subsidiary guarantors had no debt outstanding at February 29, 2004, the subsidiary guarantors have guaranteed all borrowings and amounts payable by us under our senior credit facility. Such guarantees rank senior in right of payment to the guarantees of the subsidiary guarantors under the debentures. As of February 29, 2004, we had $12.0 million of borrowings and $2.0 million of letters of credit outstanding under our senior credit facility. In addition, we have pledged the stock of some of our domestic subsidiaries (including one subsidiary guarantor) and 65% of the stock of certain of our foreign subsidiaries to secure our obligations under our senior credit facility. If we default on any payments required under our senior credit facility, or if we fail to comply with other provisions governing these obligations such as the maintenance of certain required financial ratios, the senior lenders could declare all amounts outstanding, together with accrued and unpaid interest, immediately due and payable. If we are unable to repay amounts due, the lenders could proceed against the collateral securing the debt and we then may not have enough assets left to pay you or other holders of our subordinated debt. Although some of our debt agreements contain limitations on our ability and the ability of our subsidiaries to incur additional indebtedness, both we and our subsidiaries have the right to incur substantial additional indebtedness, including senior indebtedness.

         The debentures rank equally in right of payment to our 13% senior subordinated notes. In addition, the subsidiary guarantors have also guaranteed our 13% senior subordinated notes, and those guarantees rank equally in right of payment with their guarantees of the debentures. As of February 29, 2004, we had $60.8 million of our 13% senior subordinated notes outstanding.

OUR ABILITY TO SERVICE OUR DEBT, INCLUDING THE DEBENTURES, DEPENDS UPON CASH PROVIDED TO US BY OUR SUBSIDIARIES, AND THE DEBENTURES ARE EFFECTIVELY SUBORDINATED TO THE LIABILITIES OF OUR SUBSIDIARIES WHO ARE NOT SUBSIDIARY GUARANTORS UNDER THE DEBENTURES.

         The debentures are guaranteed by certain of our domestic subsidiaries. However, a substantial portion of our assets is held by subsidiaries that are not guarantors of the debentures, which we refer to as the "non-guarantor subsidiaries." For example, for fiscal year 2003, the non-guarantor subsidiaries generated approximately 50% of our consolidated net sales, approximately 45% of our consolidated operating profit and approximately 77% of our consolidated net earnings and, at February 29, 2004, the subsidiaries that are not currently guarantors under our new senior credit facility held approximately 51% of our consolidated assets.

         We are a holding company and we derive a substantial portion of our revenues from, and a substantial portion of our assets are held through, our subsidiaries. As a result, our cash flow and our ability to service our debt, including the debentures, depends on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us cash to pay amounts due on our obligations, including the debentures. Our subsidiaries are separate and distinct legal entities and the non-guarantor subsidiaries have no obligation to make payments on the debentures or to make any funds available for that purpose. In addition, dividends, loans, or other distributions from our subsidiaries to us may be subject to contractual and other restrictions, are dependent upon results of operations of our subsidiaries, and may be subject to tax or other laws limiting our ability to repatriate funds from foreign subsidiaries, and are subject to other business considerations.

         Because of our holding company structure, the debentures are effectively subordinated to all existing and future liabilities of our non-guarantor subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Therefore, our rights and the rights of our creditors, including the holders of the debentures, to participate in the assets of any non-guarantor subsidiary upon that subsidiary's liquidation or reorganization will be subject to the prior claims of that subsidiary's creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary. However, even if we are a creditor of one of our non-guarantor subsidiaries, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of that subsidiary senior to that held by us. As of February 29, 2004, the non-guarantor subsidiaries had approximately $104.2 million of liabilities outstanding which would effectively rank senior in right of payment to the debentures.

THE TERMS OF THE DEBENTURES DO NOT RESTRICT OUR ABILITY TO INCUR ADDITIONAL DEBT, PAY DIVIDENDS, REPURCHASE OUR SECURITIES OR COMPLETE OTHER FINANCIAL TRANSACTIONS.

         The indenture governing the debentures does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. Although some of our other debt instruments impose limitations on our incurrence of additional indebtedness, both we and our subsidiaries retain the ability to incur substantial additional indebtedness and other obligations, including additional senior indebtedness. If we or our subsidiaries were to incur additional debt or liabilities, our ability to service our indebtedness and pay our obligations on the debentures and our other obligations and our subsidiary guarantors' ability to pay their obligations on the guarantees, as the case may be, could be adversely affected. We anticipate that from time to time, we and our subsidiaries will incur additional indebtedness, including indebtedness that is senior to the debentures. In addition, we are not restricted by the indenture from paying dividends or issuing or repurchasing our securities and we anticipate that we will make additional repurchases of our 13% senior subordinated notes from time to time as market conditions permit and subject to compliance with restrictions in our senior credit facility. As part of our strategy, we may incur indebtedness to finance potential acquisitions, which may cause us to incur significant indebtedness to which the debenture might be subordinated.

         A higher level of indebtedness increases the risk that we may default on our debt obligations. There is a risk that we may not be able to generate sufficient cash flow to pay the interest or make other required payments on our debt or that future working capital, borrowings or equity financing will be available to pay or refinance such debt. Although the indenture governing the debentures permits holders to require us to repurchase the debentures upon the occurrence of certain "designated events," as defined, the definition of

"designated event" does not cover all change of control events or other business combination transactions that may adversely affect the value of the debentures.

A HOLDER'S ABILITY TO REQUIRE US TO REPURCHASE ITS DEBENTURES AS A RESULT OF A CONVEYANCE, TRANSFER, SALE, LEASE OR OTHER DISPOSITION OF LESS THAN ALL OF OUR ASSETS MAY BE UNCERTAIN.

         As described in the preceding paragraph, the indenture governing the debentures permits holders to require us to repurchase the debentures upon the occurrence of certain "designated events," which term is defined to include any conveyance, transfer, sale, lease or other disposition of "all or substantially all" of our assets to any other person. It may not be clear to a holder that a designated event due to a conveyance, transfer, lease, sale or other disposition of substantially all of our assets has occurred because there is no precise, established definition of the phrase "substantially all" under New York law, which governs the indenture and debentures, or under the laws of Wisconsin, our state of incorporation. Accordingly, a holder's ability to require us to repurchase its debentures as a result of a conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

WE MAY BE UNABLE TO REPURCHASE OR REPAY YOUR DEBENTURES.

         At maturity, the entire outstanding principal amount of the debentures will become due and payable by us. In addition, on specified dates in 2010, 2013 and 2018, or at any time prior to maturity if a designated event occurs, each holder of debentures may require that we purchase all or a portion of that holder's debentures at a repurchase price equal to 100% of the principal amount of the debenture to be repurchased, plus accrued and unpaid interest, contingent interest, if any, and liquidated damages, if any, to but excluding the repurchase date. There is a risk that we may not have sufficient funds or be able to arrange for financing to pay the principal amount at maturity or to purchase the debentures under the circumstances described above. If we are required to repurchase or repay debentures (whether at maturity, upon one of the repurchase dates referred to above, upon the occurrence of a designated event or otherwise) while we are prohibited by our senior credit facility or any other instrument or agreement from repurchasing or repaying the debentures, we would have to seek the consent of our lenders to purchase the debentures or to refinance this other debt. There is a risk that we would not be able to obtain such a consent or to refinance that other debt, in which case, we would be unable to purchase the debentures. In that case, our failure to repay the debentures at maturity or to purchase any tendered debentures would constitute an event of default under the indenture, which would constitute a default under the terms of our senior credit facility and could constitute an event of default under other debt instruments. In such event, the holders of that other indebtedness generally would be able to declare that indebtedness to be due and payable immediately and, in the case of secured indebtedness, to realize upon the collateral. Moreover, if any of our senior indebtedness were to be accelerated, holders of the debentures would not be entitled to receive any payments until all of our senior indebtedness had been paid in full.

         The holders of our 13% senior subordinated notes are also entitled to require us to repurchase those notes upon the occurrence of certain change of control events, and certain change of control events constitute an event of default under our senior credit facility. Some of these change of control events are similar to events that would constitute a "designated event" with respect to the debentures. Accordingly, if one or more of these change of control events or designated events were to occur, there is a risk that we may not be able to repurchase or repay any of debentures or the other indebtedness that becomes due.

THE ABSENCE OF A PUBLIC MARKET FOR THE DEBENTURES COULD CAUSE PURCHASERS OF THE DEBENTURES TO BE UNABLE TO RESELL THEM FOR AN EXTENDED PERIOD OF TIME.

         There is no established trading market for the debentures. The debentures are eligible for trading on the PORTAL Market. However, debentures sold pursuant to this prospectus will not remain eligible for trading on the PORTAL Market. We do not intend to apply for listing of the debentures on any securities exchange or include the debentures in any automated quotation system. A market for the debentures may not develop or, if one does develop, it may not be maintained. If an active market for the debentures fails to develop or be sustained, the value of the debentures could decline significantly. Whether or not the value of the debentures declines depends on many factors, including prevailing interest rates and the market for similar securities, the market price for our common stock and our financial condition, financial performance and future prospects.

FEDERAL AND STATE STATUTES MAY ALLOW COURTS TO VOID OR SUBORDINATE GUARANTEES AND OTHER LAWS MAY LIMIT PAYMENTS UNDER THE GUARANTEES.

         The debentures are guaranteed by certain of our existing domestic subsidiaries and may be guaranteed by certain future subsidiaries. If a bankruptcy case or lawsuit is initiated with respect to a subsidiary guarantor, the debt represented by the guarantee entered into by that subsidiary guarantor may be reviewed under federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to other indebtedness, guarantees and other liabilities of the subsidiary guarantor (which, depending on the amount of such indebtedness and other obligations, could reduce the subsidiary guarantor's liability on its guarantee of the debentures to zero), if, among other things, such subsidiary guarantor at the time it incurred the debt evidenced by the guarantee:

     o received less than reasonably equivalent value or fair consideration for entering into the guarantee;

     o was insolvent or rendered insolvent by reason of entering into the guarantee;

     o was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

     o intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay such debts or contingent liabilities as they became due.

         In addition, under these circumstances any payment by the subsidiary guarantor pursuant to its guarantee could be voided and holders of the debentures could be required to return those payments to the subsidiary guarantor or to a fund for the benefit of the creditors of us or the subsidiary guarantor.

         The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

     o the sum of its debts, including contingent liabilities, was at the time greater than the fair saleable value of all of its assets;

     o if the present fair saleable value of its assets was at the time less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     o   it could not pay its debts as they become due.

         We cannot predict with certainty what standard a court would apply to evaluate the parties' intent or to determine whether the applicable subsidiary guarantor was insolvent at the time of, or rendered insolvent upon consummation of, the applicable transaction or that, regardless of the standard, a court would not determine that the subsidiary guarantor was insolvent or rendered insolvent as a result of that transaction. Accordingly, there is a risk that the guarantees of the debentures, or any payments made under the guarantees, will be deemed to violate applicable bankruptcy, fraudulent transfer or similar laws. Each guarantee is limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor, after giving effect to all of its other liabilities, including, without limitation, any guarantees under our senior credit facility, without rendering the guarantee, as it relates to such subsidiary guarantor, voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws.

         Other laws, including corporate distribution laws, limit or may limit the amount that any subsidiary guarantor will be permitted to pay under its guarantee of the debentures. Such limitations could restrict, perhaps substantially, the amount that any subsidiary guarantor would be permitted to pay under its guarantee, could prohibit that subsidiary guarantor from making any payments under its guarantee or could possibly require that amounts paid by any subsidiary guarantor under its guarantee of the debentures be returned.

                                      -22

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE VOLATILE AND MAY AFFECT THE VALUE OF THE DEBENTURES.

         The market price of our common stock could fluctuate substantially in the future in response to a number of factors, including those discussed below. Fluctuations in the market price of our common stock could affect the value of the debentures. This may result in greater volatility in the value of the debentures than would be expected for nonconvertible debt securities we issue. The market price of our common stock has in the past and is likely to continue to fluctuate significantly. Some of the factors that may cause the price of our common stock to fluctuate include:

     o   variations in our and our competitors' quarterly operating results;

     o   changes in securities analysts' estimates of our future performance;

     o changes in stock market analysts' estimates of our future performance and the future performance of our competitors;

     o announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

     o   gains or losses of significant customers;

     o   additions or departure of key personnel;

     o events affecting other companies that the market deems comparable to us;

     o   general conditions in industries in which we operate;

     o   general conditions in the United States and abroad;

     o   the presence or absence of short selling of our common stock;

     o   future sales of our common stock or debt securities; and

     o announcements by us or our competitors of technological improvements or new products.

The stock markets in general have experienced substantial price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance. These broad market fluctuations may adversely affect the trading price of the common stock or the value of the debentures.

THE MARKET PRICE OF OUR COMMON STOCK COULD BE AFFECTED BY THE SUBSTANTIAL NUMBER OF SHARES THAT ARE ELIGIBLE FOR FUTURE SALE.

         As of February 29, 2004, we had 23,648,770 shares of common stock outstanding, excluding 2,147,537 shares issuable upon the exercise of outstanding options granted under our existing stock option plans, and 664,029 additional shares reserved for issuance under existing stock option plans and employee stock purchase plans. We cannot predict the effect, if any, that sales of the debentures or future sales of shares of common stock, including common stock issuable upon conversion of the debentures, or the availability of shares of common stock for future sale, will have on the market price of common stock prevailing from time to time.

         Based on filings made with the SEC we are aware of three institutions that each hold in excess of 5% of our outstanding common stock. We are not able to predict whether or when any of these institutions will sell substantial amounts of our common stock. Sales of our common stock by these institutions could adversely affect prevailing market prices for our common stock.

CONVERSION OF THE DEBENTURES WILL DILUTE THE OWNERSHIP INTEREST OF EXISTING STOCKHOLDERS.

         The conversion of the debentures into shares of our common stock will dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon conversion of the debentures could adversely affect prevailing market prices for our common stock. In addition, the existence of the debentures may encourage short selling by market participants due to this potential dilution or to facilitate trading strategies involving debentures and common stock.

YOU SHOULD CONSIDER THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF OWNING THE DEBENTURES.

         Under the indenture, we have agreed, and by acceptance of a beneficial interest in the debentures each beneficial owner of the debentures is deemed to have agreed, among other things, for United States federal income tax purposes, to treat the debentures as indebtedness that is subject to the regulations governing contingent payment debt instruments, and the discussion below assumes that the debentures will be so treated. However, there is a risk that the Internal Revenue Service could assert that the debentures should be treated differently. Any such different treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the debentures. In general, beneficial owners of the debentures are required to accrue ordinary interest income, which we refer to as tax original issue discount, on debentures, in advance of the receipt of the cash or other property attributable to the debentures, regardless of whether such owner uses the cash or accrual method of tax accounting. Beneficial owners are required, in general, to accrue tax original issue discount based on the rate at which we would have issued a noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise similar to those of the debentures, rather than at a lower rate based on the stated semiannual regular cash interest payable on the debentures. Accordingly, owners of the debentures are required to include interest in taxable income in each year in excess of the stated semiannual regular cash interest payable on the debentures. Furthermore, upon a sale, exchange, repurchase by us at the holder's option, conversion, redemption or retirement of a debenture, owners of the debentures will recognize gain or loss equal to the difference between the amount realized and their adjusted tax basis in the debentures. In general, the amount realized will include, in the case of a conversion, the fair market value of shares of our common stock received. Any gain on a sale, exchange, repurchase by us at the holder's option, conversion, redemption or retirement of a debenture will be treated as ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. Owners of the debentures should consult their tax advisors as to the United States federal, state, local or other tax consequences of acquiring, owning and disposing of the debentures. A summary of the United States federal income tax consequences of ownership of the debentures is described in this prospectus under the heading "Material United States Federal Income Tax Considerations."

THE CONDITIONAL CONVERSION FEATURE OF THE DEBENTURES COULD RESULT IN YOU RECEIVING LESS THAN THE VALUE OF THE COMMON STOCK INTO WHICH A DEBENTURE IS CONVERTIBLE.

         The debentures are convertible into shares of our common stock only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your debentures, and you may not be able to receive the value of the common stock into which the debentures would otherwise be convertible.

THE MARKET PRICE FOR THE DEBENTURES MAY BE AFFECTED BY THEIR RATING

         The debentures have been assigned a rating by Standard & Poor's Rating Group. If the rating assigned to the debentures was reduced or withdrawn in the future, the value of the debentures and the trading price of our common stock could be adversely affected. In addition, if in the future one or more other rating agencies rate the debentures and assign the debentures a rating lower than the rating expected by investors, or if Standard & Poor's or any other rating agency reduces their rating or indicates that their rating on the debentures is under surveillance or review with possible negative implications, the value of the debentures and the trading price of our common stock could be adversely affected. Also, a negative change in the rating of other debt that we issue could adversely affect the trading value of the debentures.

SUBSIDIARY GUARANTORS MAY BE RELEASED FROM THE OBLIGATIONS UNDER THEIR
GUARANTEES

         Upon the sale or other disposition of the capital stock or all or substantially all the assets of a subsidiary guarantor, such that the subsidiary guarantor is no longer our subsidiary, any such subsidiary guarantor will be released and relieved from all its obligations under the indenture relating to the debentures and its guarantee of debentures shall terminate. In addition, if any subsidiary guarantor that is also a guarantor of our 13% senior subordinated notes is released from its guarantee under the 13% senior subordinated notes, such subsidiary guarantor will also be released and relieved of all of its obligations under the indenture relating to the debentures and its guarantee of the debentures will terminate. Upon the occurrence of any such events, the holders of the debenture will no longer have the benefit of the terminated guarantee.

THE CONVERSION RATE OF THE DEBENTURES MAY NOT BE ADJUSTED FOR ALL DILUTIVE
EVENTS.

         The conversion rate of the debentures is subject to adjustment for certain events including, but not limited to, the issuance of dividends on our common stock, the issuance of certain rights or warrants, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain issuer tender or exchange offers as described under "Description of Debentures--Conversion of the Debentures--Conversion Rate Adjustment." The conversion rate will not be adjusted for other events, such as an issuance of common stock for cash that may adversely affect the value of the debentures or the trading price of the common stock. In that regard, the anti-dilution adjustments in the indenture will relate only to events affecting the common stock, and therefore no adjustment to the conversion rate will be made for events affecting any Class B common stock we may issue in the future, including dividends or distributions on or repurchases of any such Class B common stock, except to the limited extent set forth in clause (8) of the first paragraph under "Description of Debentures--Conversion of the Debentures--Conversion Rate Adjustments." There is a risk that an event could occur that adversely affects the value of the debentures, but does not result in an adjustment to the conversion rate.

WE DO NOT INTEND TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

         Our current debt agreements restrict our ability to pay cash dividends. We do not plan to declare or pay cash dividends in the foreseeable future but instead intend to retain cash for working capital needs, acquisitions, if any, and to reduce outstanding debt.

SOME PROVISIONS OF OUR CHARTER AND BYLAWS AND OF WISCONSIN LAW MAY PREVENT A CHANGE IN CONTROL OR ADVERSELY AFFECT OUR SHAREHOLDERS.

         Our articles of incorporation and bylaws may discourage, delay or prevent a change of control that shareholders may consider favorable. Certain provisions of our articles of incorporation and bylaws and of the Wisconsin Business Corporation Law may discourage transactions that otherwise could provide for payment of a premium over the prevailing market price of our common stock and also may limit the price that investors are willing to pay in the future for shares of our common stock and debentures.

         For example, our articles of incorporation and bylaws:

     o do not provide for cumulative voting in the election of directors, which would otherwise allow holders of less than a majority of our common stock to elect some directors;

     o while currently not implemented, permit us to classify the board of directors into two or three classes serving staggered two or three-year terms, respectively, which may lengthen the time required to gain control of our board of directors;

     o require super-majority voting to effect amendments to provisions of our articles of incorporation and bylaws or to approve or adopt a merger or consolidation of us, or approve or adopt a sale or exchange of all or substantially all of our assets;

     o establish advance notice requirements for nominating candidates for election to the board of directors or for proposing matters that can be acted upon by shareholders at a shareholder meeting; and

     o allow the board to issue shares of Class B common stock (which would then have the right to elect a majority of the directors) and to issue and determine terms of preferred stock.

         In addition, certain sections of the Wisconsin Business Corporation Law may discourage, delay or prevent a change in control by:

     o limiting the voting power of certain shareholders exercising 20% or more of our voting power,

     o prohibiting us from engaging in a business combination with an interested stockholder, or

     o requiring a super-majority vote for any business combination that does not meet certain fair price standards.

See "Description of Capital Stock--Certain Statutory Provisions" in this prospectus.

ANY ISSUANCE OF PREFERRED STOCK OR CLASS B COMMON STOCK COULD ADVERSELY AFFECT THE HOLDERS OF OUR COMMON STOCK.

         Our board of directors is authorized to issue shares of preferred stock or Class B common stock without any action on the part of our shareholders. Our board of directors also has the power, without shareholder approval, to set specified terms of any series of preferred stock, including dividend rates, votes per share and amounts payable in the event of our dissolution, liquidation or winding up. Any preferred stock that we issue may have a preference over our common stock with respect to the payment of dividends and upon our liquidation, dissolution or winding up and the holders of the preferred stock would be entitled to vote as a single class with the holders of our common stock in the election of directors. As a result, our board of directors could issue preferred stock with dividend, liquidation and voting rights and with other terms that could adversely affect the interests of the holders of our common stock. If any shares of Class B common stock are issued, the Class B common shareholders, voting as a separate class, would be entitled to elect a majority of our board of directors, while the holders of our common stock, voting as a single class with the holders of any outstanding preferred stock, would be entitled to elect a minority of our board of directors. As a result, the issuance of any Class B common stock would adversely affect the voting rights of holders of our common stock. We do not currently intend to issue any preferred stock or Class B common stock.

PERSONS HOLDING OUR COMMON STOCK THAT ALSO PURCHASE THE DEBENTURES COULD HAVE THE VOTING POWER OF THEIR SHARES OF COMMON STOCK ON ALL MATTERS SIGNIFICANTLY REDUCED UNDER WISCONSIN ANTI-TAKEOVER STATUTES, IF THE PERSON HOLDS 20% OF THE VOTING POWER IN THE ELECTION OF DIRECTORS.

         Under Section 180.1150(2) of the Wisconsin Business Corporation Law, if a person holds voting power of our company in excess of 20% of the voting power in the election of directors, then that person's voting power shall be limited (in voting on any matter) to 10% of the full voting power of such excess shares, unless full voting rights have been restored to that person at a special meeting of the shareholders called for that purpose. A person's common stock holdings as well as any shares issuable upon conversion of such person's convertible securities or the exercise of such person's options or warrants are included in calculating such person's voting power. Therefore, any shares issuable to a holder of debentures upon conversion of the debentures will be included in determining whether such holder holds more than 20% of our voting power. If a holder of common stock holds more than 20% of our outstanding common stock, after taking into account any shares of common stock that the holder would receive upon conversion of the debentures that it acquires, then the holder's voting power would be significantly reduced under Wisconsin anti-takeover statutes. See "Description of Capital Stock--Certain Statutory Provisions."

                    CAUTIONARY NOTE REGARDING FORWARD-LOOKING
                                   STATEMENTS

         This prospectus, including the documents incorporated and deemed to be incorporated by reference herein, contain statements that constitute forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in the forward-looking statements. The words "may," "should," "could," "anticipate," "believe," "estimate," "expect," "project," "plan," "objective" and similar expressions are intended to identify forward-looking statements. Additionally, any projections or estimates of future revenues, earnings per share, tax rates, interest rates, debt reductions or similar matters are forward-looking statements, and the actual results of operations and financial conditions could differ, perhaps substantially, from those expressed or implied in those forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with the forward-looking statements included in this prospectus and the documents incorporated or deemed to be incorporated by reference herein and the risk factors discussed in this prospectus under the caption "Risk Factors," factors that may cause actual results or events to differ materially from those contemplated by such forward-looking statements include, without limitation, general economic conditions and market conditions in the industrial production, truck, construction, automotive, and recreational vehicle industries in North America and Europe and, to a lesser extent, Asia, market acceptance of existing and new products, successful integration of acquisitions, competitive pricing, foreign currency risks, interest rate risks, potential tax liabilities (including potential substantial tax liabilities relating to our spin-off of APW Ltd.), environmental matters, our ability to access capital markets, our high debt level, unforeseen costs, the risk that we may become subject to substantial liabilities if APW Ltd. were unable to meet its lease obligations as they come due and other factors that may be referred to in this prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus.

         All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

         In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

                                   MARKET DATA

         The information in this prospectus and the documents incorporated by reference in this prospectus concerning market positions of certain of our products is based on our net sales for the fiscal year 2003 and management's estimates of our competitors' respective dollar volumes of net sales for the products, markets and geographic region or regions to which we refer. These estimates were prepared in accordance with what we believe to be industry practice and are based on our internal estimates, our knowledge of our relative position and the relative position of our competitors in applicable markets, and, in some limited cases, industry sources. In that regard, when we state that our high-force hydraulic industrial tools, hydraulic cab-tilt systems for heavy-duty cab-over-engine trucks and electro-hydraulic automotive convertible top actuation systems hold a leading position in their respective markets, we are referring to the global markets for those types of products; when we say that our electrical tools and supplies sold through the retail do-it yourself channel hold a leading position in their markets, we are referring to the German and/or North American markets, as the case may be, for those type of products; and when we say that our recreational vehicle slide-out, leveling, storage tray and electric retractable step systems hold a leading position in their respective markets, we are referring to the North American markets for those types of products. Other market data included in this prospectus and the documents incorporated by reference in this prospectus are estimated and is based on independent industry publications or other publicly available information. Although we believe that the information on which we have based these estimates of our market position and this market data is generally reliable, the accuracy and completeness of this information has not been independently verified. This prospectus and the documents incorporated by reference in this prospectus include sales data for businesses that we acquired prior to their dates of acquisition. This sales data was provided to us by the sellers of those businesses and has not been independently verified.

         This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus is a part and you may obtain copies of those documents as described below under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale by any selling securityholder of the debentures or the shares of common stock issuable upon conversion of the debentures.

                                 DIVIDEND POLICY

         We have not paid any cash dividends since our fiscal year 2000, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to use available cash for working capital needs, acquisitions, if any, and to reduce outstanding debt. Our current debt agreements restrict our ability to pay cash dividends.

                            COMMON STOCK PRICE RANGE

         Our common stock is quoted on the New York Stock Exchange under the symbol "ATU." The following table sets forth the range of high and low sales prices for our common stock on the New York Stock Exchange for the periods indicated. The high and low sales prices for our common stock have been adjusted to reflect the impact of a two-for-one stock split effected on October 21, 2003.

                                                          HIGH            LOW
                                                          ----            ---
         FISCAL YEAR ENDED AUGUST 31, 2002
         First quarter                           $        15.63    $       8.70
         Second quarter                                   20.00           13.95
         Third quarter                                    23.08           18.00
         Fourth quarter                                   21.23           15.44
         FISCAL YEAR ENDED AUGUST 31, 2003
         First quarter                           $        22.40    $      16.55
         Second quarter                                   24.57           16.78
         Third quarter                                    21.64           16.25
         Fourth quarter                                   26.82           20.75
         FISCAL YEAR ENDING AUGUST 31, 2004
         First quarter                           $        33.42    $      25.76
         Second quarter                                   43.10           27.95

         Third quarter  (through May 5, 2004)             43.25           33.80


On February 29, 2004, we had approximately 1,763 stockholders of record of our common stock.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table presents the ratio of earnings to fixed charges for Actuant Corporation and its consolidated subsidiaries for each of the periods indicated. The information presented reflects all business units other than our former electronics enclosures business, which was distributed to shareholders in the spin-off transaction on July 31, 2000 and is reported in discontinued operations in the consolidated financial statements. The results of all businesses acquired or divested during the time periods presented are included in the table from their respective acquisition dates or up to their respective divestiture dates. As a result, the data contained in the following table is not fully representative of the group of business units that comprised our company as of February 29, 2004.

                                                                                                           SIX MONTHS
                                                            YEARS ENDED AUGUST 31,                           ENDED
                                       -----------------------------------------------------------------  FEBRUARY 29,
                                          1999          2000          2001          2002         2003         2004
                                       -----------   -----------   -----------    ----------    -------- ---------------
Ratio of earnings to fixed charges(1)     2.4x          1.6x          1.8x          1.7x         3.0x         2.6x

                                      -29-


(1)  The ratio of earnings to fixed charges is determined by dividing net earnings before interest  expense,  taxes on income,  amortization of debt expense, and a portion of rent expense deemed  representative of the interest component by the sum of interest expense,  capitalized  interest,  amortization of debt expense, and a portion of rent expense deemed representative of the interest component.


                          DESCRIPTION OF THE DEBENTURES

         The debentures were issued under an indenture, dated as of November 10, 2003 between Actuant Corporation, as issuer, certain of our domestic subsidiaries, as guarantors, and U.S. Bank National Association, as trustee. The following description is a summary of some of the provisions of the debentures, the guarantees and the indenture. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the indenture, including the definitions of certain terms used in the indenture. We urge holders of the debentures to read the indenture because it, and not this description, defines the rights as a holder of the debentures.

         As used in this "Description of Debentures" section, references to "Actuant," "we," "our" or "us" refer solely to Actuant Corporation and not to our subsidiaries, unless the context otherwise requires.

GENERAL

         The debentures are limited to an aggregate principal amount of $150,000,000. The debentures are issued only in denominations of $1,000 and multiples of $1,000. We use the term debenture in this prospectus to refer to each $1,000 principal amount of the debentures. The debentures are convertible into common stock as described under "--Conversion of the Debentures." The debentures mature on November 15, 2023, unless earlier converted, redeemed or repurchased. The debentures are our unsecured senior subordinated obligations, and the payment of the principal of and interest, contingent interest, if any, and liquidated damages, if any, on the debentures are subordinated in right of payment to the prior payment in full of our existing and future "senior indebtedness" (as defined). The debentures rank equally in right of payment with our existing and future senior subordinated indebtedness and rank senior in right of payment to any of our future subordinated indebtedness. The debentures also rank junior in right of payment to our secured indebtedness (including our obligations under our senior credit facility) to the extent of the underlying collateral. At February 29, 2004, our senior indebtedness, excluding senior indebtedness of our subsidiaries and accrued interest, consisted of approximately $12.0 million of revolving credit loans and $5.1 million of letters of credit. We are permitted to borrow up to $250 million of revolving credit loans under our new senior credit facility, subject to compliance with covenants and borrowing conditions.

         The guarantee of the debentures by each subsidiary guarantor is an unsecured senior subordinated obligation of that subsidiary guarantor, and the payment of any and all amounts due under that guarantee is subordinated in right of payment to the prior payment in full of all existing and future senior indebtedness (including obligations under guarantees of our senior credit facility) of that subsidiary guarantor. The guarantee of each subsidiary guarantor ranks equally in right of payment with all existing and future senior subordinated indebtedness of that subsidiary guarantor, including, in the case of the subsidiary guarantors, their guarantees of our 13% senior subordinated notes, and senior in right of payment to any future subordinated indebtedness of that subsidiary guarantor. The guarantee of each subsidiary guarantor ranks junior in right of payment to any secured obligations, in the case of one of our subsidiary guarantors, of that subsidiary guarantor to the extent of the underlying collateral. Although the subsidiary guarantors had no debt outstanding at February 29, 2004, the subsidiary guarantors have guaranteed all borrowings and amounts payable by us under our new senior credit facility. Such guarantees rank senior in right of payment to the guarantees of the subsidiary guarantors under the debentures. In addition, we have pledged the stock of some of our domestic subsidiaries (including one subsidiary guarantor) under our senior credit facility. The subsidiary guarantors have also guaranteed our 13% senior subordinated notes, which guarantees rank pari passu in right of payment with their guarantees of the debentures. At February 29, 2004, we had outstanding approximately $14.0 million of borrowings and letters of credit under our senior credit facility and $60.8 million of our 13% senior subordinated notes. The term "subsidiary guarantor" is defined under the heading "Description of Debentures--Subsidiary Guarantees." The terms "senior indebtedness" and "senior subordinated indebtedness" are defined under the heading "Description of Debentures--Ranking."

         A substantial portion of our assets is held by subsidiaries that are not guarantors of the debentures. Accordingly, the debentures are effectively subordinated to all existing and future liabilities of these non-guarantor subsidiaries. See "Risk Factors--The debentures are unsecured and subordinated to our senior indebtedness, and the guarantee of each subsidiary guarantor is unsecured and subordinated to its senior indebtedness."

         Neither we nor any of our subsidiaries are subject to any financial covenants under the indenture.

         Holders are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of Actuant except to the extent described below under "--Repurchase of Debentures at a Holder's Option Upon a Designated Event."

         Under the indenture governing the debentures, we have agreed, and by acceptance of a beneficial interest in the debentures each beneficial owner of the debentures is deemed to have agreed, among other things, for United States federal income tax purposes, to treat the debentures as indebtedness that is subject to the regulations governing contingent payment debt instruments and, for purposes of those regulations, to treat the fair market value of any stock received upon any conversion of the debentures as a contingent payment, and the discussion herein assumes that such treatment is correct. However, the characterization of instruments such as the debentures and the application of such regulations are not entirely certain in several respects. See "Material United States Federal Income Tax Considerations."

         The debentures are debt instruments that are subject to the contingent payment debt regulations. Therefore, the debentures were issued with original issue discount for United States federal income tax purposes, which we refer to as tax original issue discount. In general, beneficial owners of the debentures are required to accrue interest income on the debentures for United States federal income tax purposes in the manner described herein, regardless of whether such owners use the cash or accrual method of tax accounting. Beneficial owners are required, in general, to accrue interest each year, as tax original issue discount, based on the rate at which we would have issued a noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise similar to those of the debentures, rather than at a lower rate based on the accrual on the debentures for non-tax purposes (i.e., in excess of the stated semiannual regular cash interest payments and any contingent interest payments) actually received in that year. Accordingly, owners of the debentures generally are required to include tax original issue discount as interest in taxable income in each year in excess of the accruals on the debentures for non-tax purposes. Furthermore, upon a sale, exchange, repurchase by us at the holder's option, conversion, redemption or retirement of a debenture, holders will recognize gain or loss equal to the difference between the amount realized and their adjusted tax basis in the debenture. The amount realized will include the fair market value of shares of our common stock received upon conversion. Any gain recognized on a sale, exchange, repurchase by us at the holder's option, conversion, redemption or retirement of a debenture will be treated as ordinary interest income. Holders are expected to consult their own tax advisors as to the United States federal, state, local or other tax consequences of acquiring, owning and disposing of the debentures.

REGULAR INTEREST

         The debentures bear interest at a rate of 2% per annum from November 10, 2003, or from the most recent date to which interest has been paid or duly provided for. We will also pay contingent interest under certain circumstances as described under "--Contingent Interest." We will pay interest, including contingent interest, if any, semiannually in arrears on May 15 and November 15 of each year, beginning May 15, 2004 (each an "interest payment date"), to holders of record at the close of business on the preceding May 1 and November 1 (each, a "record date"), respectively.

         We maintain an office in the Borough of Manhattan, The City of New York, where we will pay the principal and interest on the debentures and holders may present the debentures for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee. We may pay interest by check mailed to a holder's address as it appears in the debenture register, provided that holders with an aggregate principal amount of debentures in excess of $10 million shall be paid, at their written election, by wire transfer in immediately available funds. However, payments to The Depository Trust Company, New York, New York, which we refer to as DTC, will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

         Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. If any date for the payment of interest, contingent interest, if any, or liquidated damages, if any, is not a business day, then the applicable payment will be made on the next succeeding day that is a business day and without any interest or other payment in respect of the delay. If any redemption date, repurchase date or maturity date is not a business day, then the payment of principal and accrued interest, if any, contingent interest, if any, and liquidated damages, if any, will be made on the next succeeding day that is a business day and without any interest or other payment in respect of the delay.

CONVERSION OF THE DEBENTURES

         Subject to the conditions and during the periods described below, holders may convert any of their debentures, in whole or in part, into shares of our common stock prior to the close of business on the last business day prior to the final maturity date of the debentures initially at a conversion rate of
25.0563 shares of common stock per $1,000 principal amount of debentures, subject to adjustment as described below, which represents an initial conversion price of approximately $39.91 per share. A holder may convert debentures in denominations of $1,000 principal amount and integral multiples of $1,000.

         To convert debentures into common stock, a holder must do the following:

     o   complete and deliver a conversion notice to the conversion agent;

     o if the debenture is in certificated form, surrender the debenture to the conversion agent, and furnish, if required, appropriate endorsements and transfer documents; and

     o if required, pay any amounts due, including funds equal to accrued interest and contingent interest, if any, under the circumstances described below, and taxes or duties, if any.

         The date a holder complies with these requirements is the conversion date under the indenture. If a holder's interest is a beneficial interest in a global debenture, to convert such holder must comply with the first and third requirements listed above and comply with the depositary's procedures for converting a beneficial interest in a global debenture. A certificate, or a book-entry transfer through DTC, for the number of full shares of our common stock into which any debentures are converted, together with a cash payment for any fractional shares, will be delivered through the conversion agent as soon as practicable, but no later than the fifth business day, following the conversion date.

         Upon conversion, a holder will not receive any cash payment of interest, including contingent interest, if any. We will not issue fractional common shares upon conversion of the debentures. Instead, we will pay cash in lieu of fractional shares based on the closing sale price of the common stock on the trading day prior to the conversion date. Our delivery to the holder of the full number of shares of our common stock into which a debenture is convertible, together with any cash payment for such holder's fractional shares, will be deemed to satisfy our obligation to pay the principal amount of the debenture and the accrued but unpaid cash interest, including contingent interest, if any, and accrued tax original issue discount through the conversion date. Thus, the accrued but unpaid interest, including contingent interest, if any, and accrued tax original issue discount through the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a discussion of the tax treatment to you of receiving our common stock upon conversion, see "Material United States Federal Income Tax Considerations."

         Notwithstanding the preceding paragraph, if debentures are converted after a record date but on or prior to the next interest payment date, holders of such debentures at the close of business on the record date will receive the interest, including contingent interest, if any, payable on such debentures on the corresponding interest payment date notwithstanding the conversion. Such debentures, upon surrender for conversion, must be accompanied by funds equal to the amount of interest, including contingent interest, if any, which will be payable on the debentures so converted; provided that no such payment need be made (1) if we have called the debentures being converted for redemption on a redemption date that is after that record date but on or prior to the next interest payment date, (2) if we have specified a repurchase date following a designated event that is after that record date but on or prior to the next interest payment date or (3) to the extent of any overdue interest or overdue contingent interest, if any, at the time of conversion with respect to such debenture.

         Holders may surrender their debentures for conversion into shares of our common stock in only the following circumstances:

     Conversion Upon Satisfaction of Sale Price Condition

         A holder may surrender any of its debentures for conversion into our common stock prior to the close of business on the last business day prior to the maturity date during any fiscal quarter (but only during such fiscal quarter) commencing after November 30, 2003 if the closing sale price of our common stock exceeds 120% of the then effective conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter.

         The "closing sale price" of our common stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which our common stock is traded or, if our common stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market, or if our common stock is not quoted on the Nasdaq National Market, by the National Quotation Bureau Incorporated. In the absence of such a quotation, we will determine the closing sale price on the basis we consider appropriate. The "conversion price" as of any day will equal $1,000 divided by the conversion rate.

     Conversion Upon Notice of Redemption

         If we call debentures for redemption, holders may convert the debentures or portions thereof called for redemption (and only the debentures or portions thereof called for redemption) until the close of business on the business day immediately preceding the redemption date, after which time the holders' right to convert such debentures will expire unless we default in the payment of the redemption price. If a holder has already delivered a repurchase notice or a designated event repurchase notice with respect to a debenture called for redemption, however, the holder may not surrender that debenture for conversion until the holder has withdrawn the notice in accordance with the indenture.

     Conversion Upon Credit Ratings Event

         Holder may convert debentures during any period in which our senior subordinated debt credit rating is below B3 by Moody's and below B- by Standard and Poor's or during any period when neither Moody's or Standard and Poor's rates our senior subordinated debt. If only one such rating agency rates our senior subordinated debt and such credit rating falls below the applicable level specified above, holders may convert their debentures during the period such debt rating is below such level. The debentures will cease to be convertible pursuant to this paragraph during any period or periods in which the credit ratings or rating, as the case may be, are above such levels.

     Conversion Upon Specified Transactions

         If we elect to:

     o distribute to all holders of our common stock certain rights or warrants to purchase our common stock for a period expiring within 45 days of the record date for such distribution at a price less than the closing sale price of our common stock on the trading day immediately preceding the declaration date for such distribution; or

     o distribute to all holders of our common stock, assets, debt securities or rights to purchase our securities, which distribution has a per share value exceeding 15% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution;

we must notify the holders of debentures at least 20 days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their debentures for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or any announcement by us that such distribution will not take place, even if the debentures are not otherwise convertible at such time. No holder may exercise this right to convert if the holder otherwise will participate in the distribution without conversion. The ex-dividend date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

         In addition, if we are a party to a consolidation, merger, binding share exchange or sale of all or substantially all of our assets, in each case pursuant to which our common stock would be converted into cash, securities or other property, a holder may surrender debentures for conversion at any time from and after the date that is 15 days prior to the date announced by us as the anticipated effective date of the transaction until and including the date that is 15 days after the actual date of such transaction (or, if such merger, consolidation or share exchange also constitutes a designated event, until the corresponding designated event repurchase date). If we are a party to a consolidation, merger, binding share exchange or sale of all or substantially all of our assets, in each case pursuant to which our common stock is converted into cash, securities, or other property, then at the effective time of the transaction, the right to convert a debenture into our common stock will be changed into a right to convert it into the kind and amount of cash, securities and other property that a holder would have received if the holder had converted its debentures immediately prior to the transaction. If the transaction also constitutes a designated event, a holder can require us to repurchase all or a portion of their debentures as described under "--Repurchase of Debentures at a Holder's Option Upon a Designated Event."

     Conversion Rate Adjustments

         The conversion rate is subject to adjustment, without duplication, upon the occurrence of any of the following events:

         (1) the issuance of common stock as a dividend or distribution to all holders of our common stock;

         (2) the issuance to all holders of common stock of rights, warrants or options to purchase our common stock for a period expiring within 45 days of the record date for such distribution at a price less than the average of the closing sale price for the 10 trading days preceding the declaration date for such distribution; provided that the conversion price will be readjusted to the extent that such rights, warrants or options are not exercised;

         (3)      subdivisions, splits or combinations of our common stock;

         (4) any cash distributions or dividends to all holders of our common stock;

         (5) distributions to all holders of our common stock of shares of our capital stock, evidences of indebtedness, property or assets, including securities, but excluding dividends or distributions covered by clauses (1), (2) or (4) above;

                           In the event that we distribute capital stock of, or
                  similar equity interests in, a subsidiary or other business unit of ours, then the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing sales prices of those securities (where such closing prices are available) for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such distribution on the New York Stock Exchange or such other principal national or regional exchange or market on which the securities are then listed or quoted, or in the absence of such a quotation, a closing sale price determined by us on the basis we consider appropriate;

         (6) the successful completion of a tender or exchange offer (the "subject offer") by us for our common stock that involves an aggregate consideration that, together with any cash and the fair market value, as of the expiration of the applicable tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer), of consideration paid by us in respect of any other tender or exchange offer or offers for shares of common stock concluded within the preceding 12 months, exceeds 1.0% of the average of: (a) the closing sale price of the common stock on each of the ten trading days immediately prior to the expiration of the subject offer multiplied by (b) the number of shares of common stock outstanding on such trading day;

         (7) someone other than us makes a payment in respect of a tender offer or exchange offer in which, as of the closing date of the offer, our board of directors is not recommending rejection of the offer. The adjustment referred to in this clause will only be made if:

                  o the tender offer or exchange offer is for an amount that increases the offeror's ownership of common stock to more than 50% of the total shares of common stock outstanding; and

                  o the cash and value of any other consideration included in the payment per share of common stock exceeds the closing sale price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer;

                  however, the adjustment referred to in this clause will generally not be made if as of the closing of the offer, the offering documents disclose a plan or an intention to cause us to engage in a consolidation or merger or a sale of all or substantially all of our assets; and

         (8) successful completion of an exchange offer of our Class B common stock, if any, into shares of our common stock concluded within the preceding 12 months that exceeds 1.0% of the average of (a) the closing sale price of the common stock on each of the ten trading days immediately prior to expiration of the exchange offer multiplied by (b) the number of shares of common stock outstanding on such trading day.

The conversion rate adjustments described in this section do not apply to dividends or other distributions to holders of our Class B common stock, if any, except as provided in clause (8) above. No shares of Class B common stock are currently outstanding.

To the extent that we have a rights plan in effect upon conversion of the debentures into common stock, holders will receive, in addition to the common stock, the rights under the rights plan unless the rights have separated from the common stock at the time of conversion, in which case the conversion rate will be adjusted as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause
(5) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

         In the event of:

     o   any reclassification of our common stock;

     o   a consolidation, merger or combination involving us; or

     o a sale or conveyance to another person or entity of all or substantially all of our property and assets;

in which holders of our common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, upon conversion of the debentures a holder will be entitled to receive the same type of consideration that they would have been entitled to receive if such holder had converted the debentures into our common stock immediately prior to any of these events.

         Holders may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of any taxable distribution to holders of common stock or in certain other situations requiring a conversion rate adjustment. See "Material United States Federal Income Tax Considerations."

         We may, from time to time, increase the conversion rate if our board of directors has made a determination that this increase would be in our best interests. Any such determination by our board will be conclusive. In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any stock or rights distribution. See "Material United States Federal Income Tax Considerations."

         We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate. Except as described above in this section, we will not adjust the conversion rate for any issuance of our common stock or convertible or exchangeable securities or rights to purchase our common stock or convertible or exchangeable securities.

CONTINGENT INTEREST

         Beginning with the six-month interest period commencing November 15, 2010, we will pay contingent interest to the holders of debentures during any six-month interest period if the trading price, as defined below, of the debentures for each of the five trading days immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the debentures.

         During any period when contingent interest shall be payable, the contingent interest payable per $1,000 principal amount of the debentures will equal 0.25% per six-month interest period of the average trading price of $1,000 principal amount of the debentures during the five trading days immediately preceding the first day of the applicable six-month interest period. We will make contingent interest payments in the same manner as regular interest payments.

         The "trading price" of the debentures on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the debentures obtained by the trustee for $10,000,000 principal amount of the debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, this one bid shall be used.

         We will notify the holders upon determination that they will be entitled to receive contingent interest during a six-month interest period.

OPTIONAL REDEMPTION BY ACTUANT

         Prior to November 20, 2010, the debentures are not redeemable. On or after November 20, 2010, we may redeem the debentures in whole or from time to time in part at a redemption price equal to 100% of the principal amount of the debentures being redeemed, plus accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any, up to, but excluding, the redemption date, unless the redemption date falls after a record date and on or prior to the corresponding interest payment date, in which case we will pay the full amount of accrued and unpaid interest payment to the interest payment date, including contingent interest, if any, and liquidated damages, if any, on such interest payment date to the holder of record at the close of business on the corresponding record date. We are required to give notice of redemption by mail to holders not more than 60 but not less than 30 days prior to the redemption date.

         If less than all of the outstanding debentures are to be redeemed, the trustee will select the debentures to be redeemed in principal amounts of $1,000 or multiples of $1,000 by lot, pro rata or by another method the trustee considers fair and appropriate. If a portion of a holder's debentures is selected for partial redemption and such holder converts a portion of their debentures, the converted portion will be deemed to the extent practicable to be of the portion selected for redemption.

         We may not redeem the debentures if we have failed to pay any interest or contingent interest, if any, on the debentures and such failure to pay is continuing.

REPURCHASE AT OPTION OF THE HOLDER

         Holders have the right to require us to repurchase the debentures on November 15, 2010, November 15, 2013 and November 15, 2018 for cash. We will be required to repurchase any outstanding debenture for which a holder delivers a written repurchase notice to the paying agent. The paying agent will initially be the trustee. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the relevant repurchase date until the close of business on the last business day prior to the repurchase date. A holder may withdraw its repurchase notice at any time prior to the close of business on the last business day prior to the repurchase date. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the debentures listed in the notice. Our repurchase obligation will be subject to certain additional conditions.

         The repurchase price payable for a debenture is equal to 100% of the principal amount of the debentures to be repurchased plus accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any, up to, but excluding, the repurchase date. The portion of the repurchase price representing accrued and unpaid interest, any contingent interest and liquidated damages will be paid on the repurchase date to the holders of record at the close of business on the preceding record date.

         We must give notice of an upcoming repurchase date to all debenture holders not less than 20 business days prior to the repurchase date at their addresses shown in the register of the registrar. We will also give notice to beneficial owners as required by applicable law. This notice will state, among other things, the repurchase price and the procedures that holders must follow to require us to repurchase their debentures.

         The repurchase notice from the holder must state:

     o if certificated debentures have been issued, the debenture certificate numbers (or, if the debentures are not certificated, the repurchase notice must comply with appropriate DTC procedures);

     o the portion of the principal amount of the debentures to be repurchased, which must be in $1,000 multiples; and

     o that the debentures are to be repurchased by us pursuant to the applicable provisions of the indenture.

         Holders may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the last business day prior to the repurchase date. The withdrawal notice must state:

     o   the principal amount of the withdrawn debentures;

     o if certificated debentures have been issued, the certificate numbers of the withdrawn debentures (or, if the debentures are not certificated, the withdrawal notice must comply with appropriate DTC procedures); and

     o the principal amount, if any, which remains subject to the repurchase notice.

         Payment of the repurchase price for a debenture for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the debenture, together with necessary endorsements, to the paying agent at its corporate trust office in the Borough of Manhattan, The City of New York, or any other office of the paying agent, at any time after delivery of the repurchase notice. Payment of the repurchase price for the debenture will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the debenture. If the paying agent holds money sufficient to pay the repurchase price of the debenture on the business day following the repurchase date, then, on and after such date:

     o   the debenture will cease to be outstanding;

     o   interest will cease to accrue; and

     o all other rights of the holder will terminate, other than the right to receive the repurchase price upon delivery of the debenture.

         This will be the case whether or not book-entry transfer of the debenture has been made or the debenture has been delivered to the paying agent. No debentures may be repurchased by us at the option of holders on November 15, 2010, November 15, 2013 or November 15, 2018 if the principal amount of the debentures has been accelerated, and such acceleration has not been rescinded on or prior to such date.

         Pursuant to the indenture, we will:

     o comply with the provisions of Rule 13e-4 and Rule 14e-1, if applicable, under the Exchange Act;

     o file a Schedule TO or any successor or similar schedule if required under the Exchange Act; and

     o otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the debentures.

         We may be unable to repurchase the debentures if holders elect to require us to repurchase the debentures pursuant to this provision. If holders elect to require us to repurchase the debentures, we may not have enough funds to pay the repurchase price for all tendered debentures. Agreements relating to our indebtedness may contain provisions prohibiting repurchase of the debentures. If holders elect to require us to repurchase the debentures at a time when we are prohibited from repurchasing debentures, we could seek the consent of our lenders to repurchase the debentures or attempt to refinance this debt. If we do not obtain consent, we would not be permitted to repurchase the debentures. Our failure to repurchase tendered debentures would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness. See "Risk Factors--We may be unable to repurchase or repay your debentures."

REPURCHASE OF DEBENTURES AT A HOLDER'S OPTION UPON A DESIGNATED EVENT

         A holder will have the right to require us to repurchase for cash all or any part of the debentures after the occurrence of a designated event at a repurchase price equal to 100% of the principal amount plus accrued and unpaid interest, including contingent interest, and liquidated damages, if any, up to, but excluding, the repurchase date. Debentures submitted for repurchase must be $1,000 or an integral multiple thereof.

         On or before the 20th day after the occurrence of a designated event, we will provide to all holders of the debentures and the trustee and paying agent a notice of the occurrence of the designated event and of the resulting repurchase right. Such notice shall state, among other things, the procedures that holders must follow to require us to repurchase the debentures, the date of the designated event and the date we will repurchase the debentures for which we receive a notice from the holders thereof, as described below, which date shall not be later than 35 business days after the date of our notice of the occurrence of the relevant designated event subject to extension to comply with applicable law (the "designated event repurchase date").

         Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York, or publish the information on our website or through such other public medium as we may use at that time.

         To exercise the repurchase right, a holder must deliver, on or before the 30th business day after the date of our notice of a designated event, subject to extension to comply with applicable law, the debentures to be repurchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled "Form of Designated Event Repurchase Notice" on the reverse side of the debentures duly completed, to the paying agent. The repurchase notice must state:

     o if certificated debentures have been issued, the debenture certificate numbers (or, if the debentures are not certificated, the repurchase notice must comply with appropriate DTC procedures);

     o the portion of the principal amount of the debentures to be repurchased, which must be in $1,000 multiples; and

     o that the debentures are to be repurchased by us pursuant to the applicable provisions of the indenture.

         Holders may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the last business day prior to the designated event repurchase date. The withdrawal notice must state:

     o   the principal amount of the withdrawn debentures;

     o if certificated debentures have been issued, the certificate numbers of the withdrawn debentures (or, if the debentures are not certificated, the withdrawal notice must comply with appropriate DTC procedures); and

     o the principal amount, if any, which remains subject to the repurchase notice.

         Payment of the repurchase price for a debenture for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the debenture, together with necessary endorsements, to the paying agent at its corporate trust office in the Borough of Manhattan, The City of New York, or any other office of the paying agent, at any time after delivery of the repurchase notice. Payment of the designated event repurchase price for the debenture will be made promptly following the later of the designated event repurchase date and the time of book-entry transfer or delivery of the debenture. If the paying agent holds money sufficient to pay the designated event repurchase price of the debenture on the business day following the designated event repurchase date, then, on and after such date:

     o   the debenture will cease to be outstanding;

     o   interest will cease to accrue; and

     o all other rights of the holder will terminate, other than the right to receive the designated event repurchase price upon delivery of the debenture.

         This will be the case whether or not book-entry transfer of the debenture has been made or the debenture has been delivered to the paying agent.

         Pursuant to the indenture, we will:

     o comply with the provisions of Rule 13e-4 and Rule 14e-1, if applicable, under the Exchange Act;

     o file a Schedule TO or any successor or similar schedule if required under the Exchange Act; and

     o otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the debentures.

         A "designated event" will be deemed to have occurred if any of the following occurs:

     o any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than us, our subsidiaries or our or their employee benefit plans becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 of the Exchange Act, except that a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of our outstanding voting stock (for the purpose of this bullet point a person shall be deemed to beneficially own the voting stock of a corporation that is beneficially owned by another corporation (a "parent corporation") if such person beneficially owns at least 50% of the aggregate voting power of all classes of voting stock of such parent corporation);

     o during any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors (together with any new directors whose election to such board or whose nomination for election by our stockholders, was approved by a vote of at least 66?% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office;

     o we consolidate with or merge with or into any person or convey, transfer, sell, or otherwise dispose of or lease all or substantially all of our assets to any person, or any corporation consolidates with or merges into or with us, in any such event pursuant to a transaction in which any of our outstanding common stock or other voting stock is changed into or exchanged for cash, securities or other property, other than any such transaction where none of our outstanding common stock or other voting stock is changed or exchanged at all (except to the extent necessary to reflect a change in our jurisdiction of incorporation), or where (A) all of our outstanding common stock and other voting stock is changed into or exchanged for (x) voting stock of the surviving corporation which is not "disqualified equity interests" or (y) cash, securities and other property (other than equity interests of the surviving corporation) and (B) no "person" or "group" owns immediately after such transaction, directly or indirectly, more than 50% of the total voting power of the outstanding voting stock of the surviving corporation, other than any "person" or "group" who owned more than 50% of the total voting power of our outstanding voting stock immediately prior to such transaction;

     o we are liquidated or dissolved or adopt a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "--Merger and Sale of Assets"; or

     o our common stock ceases to be listed on the New York Stock Exchange or another established national securities exchange or automated over-the-counter trading market in the United States.

         However, a designated event will not be deemed to have occurred if either:

         (1) the closing sale price of our common stock for any five trading days within:

     o the period of ten consecutive trading days immediately after the later of the designated event or the public announcement of the designated event, in the case of a designated event resulting solely from a designated event under the first bullet point above; or

     o the period of ten consecutive trading days immediately preceding the designated event, in the case of a designated event under the second, third and fourth bullet points above;

         is at least equal to 105% of the quotient where the numerator is $1,000 and the denominator is the conversion rate in effect on each of those five trading days; or

         (2) in the case of a merger or consolidation, at least 95% of the consideration, excluding cash payments for fractional shares, in the merger or consolidation constituting the designated event, consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market system (or which will be so traded or quoted when issued or exchanged in connection with such designated event) and as a result of such transaction or transactions the debentures become convertible solely into such common stock.

         For purposes of this designated event definition, "voting stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation or other entity (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
                                      -41-

         The definition of designated event includes a phrase relating to the conveyance, transfer, sale, lease or other disposition of "all or substantially all" of our assets. There is no precise, established definition of the phrase "substantially all" under New York law, which governs the indenture and debentures, or under the laws of Wisconsin, our state of incorporation. Accordingly, a holder's ability to require us to repurchase its debentures as a result of a conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

         This designated event repurchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. However, we are not aware of any specific effort to accumulate shares of our capital stock with the intent to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the designated event repurchase feature is not part of a plan by management to adopt a series of anti-takeover provisions.

         We could, in the future, enter into certain transactions, including recapitalizations that would not constitute a designated event but would increase the amount of debt outstanding or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the debentures.

         We may be unable to repurchase the debentures if holders elect to require us to repurchase the debentures pursuant to this provision. If holders elect to require us to repurchase the debentures, we may not have enough funds to pay the designated event repurchase price for all tendered the debentures. Agreements relating to our indebtedness may contain provisions prohibiting repurchase of the debentures. If holders elect to require us to repurchase the debentures at a time when we are prohibited from repurchasing debentures, we could seek the consent of our lenders to repurchase the debentures or attempt to refinance this debt. If we do not obtain consent, we would not be permitted to repurchase the debentures. Our failure to repurchase tendered debentures would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness. See "Risk Factors--We may be unable to repurchase or repay your debentures."

MERGER AND SALE OF ASSETS

         The indenture provides that we may not consolidate with or merge with or into any other person or sell, convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to another person, unless among other items:

     o we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

     o the successor person assumes, by supplemental indenture satisfactory in form and substance to the trustee, all of our obligations under the debentures, the registration rights agreement and the indenture;

     o after giving effect to such transaction, there is no event of default, and no event which, after notice or passage of time or both, would become an event of default; and

     o we have delivered to the trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with these requirements.

         When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the debentures, the registration rights agreement and the indenture.

         The indenture does not limit or restrict the ability of any subsidiary guarantor to consolidate with or merge with or into any person or sell, convey, transfer or lease its property or assets.

EVENTS OF DEFAULT; NOTICE AND WAIVER

         The following will be "events of default" under the indenture:

     o default in payment of any principal of the debentures when the same becomes due and payable, whether at maturity, upon redemption, repurchase or following a designated event or otherwise;

     o default for 30 days in payment of any interest, including contingent interest, if any, when due and payable on the debentures;

     o default in our obligations to satisfy our conversion obligation upon exercise of a holder's conversion right, unless such default is cured within ten days after written notice of default is given to us by the trustee or the holder of such debenture;

     o our indebtedness or indebtedness of any subsidiary guarantor or any of our significant subsidiaries, as defined (other than indebtedness that is owed to us or any of our subsidiaries) is not paid within any applicable grace period after the final maturity of such indebtedness or is accelerated by the holders thereof due to a default under the terms therein and the total amount of such indebtedness unpaid or accelerated exceeds $7.5 million (or its equivalent in any other currency or currencies);

     o failure by us to comply with our obligations under "--Merger and Sale of Assets;"

     o default in our performance of our covenants described under "--Repurchase of Debentures at a Holder's Option Upon a Designated Event" (other than a failure to repurchase debentures, which would constitute an event of default under some of the other provisions described above);

     o default in our or any subsidiary guarantor's performance of any other covenants or agreements contained in the indenture or the debentures or guarantees for 60 days after written notice to us by the trustee or by the holders of at least 25% in aggregate principal amount of the debentures then outstanding;

     o any judgment or decree for the payment of money in excess of $7.5 million (excluding judgments to the extent covered by insurance by one or more reputable insurers and as to which such insurers have acknowledged coverage for) is entered against us, any subsidiary guarantor or any significant subsidiary, remains outstanding for a period of 60 days following entry of such judgment and is not discharged, bonded, waived or stayed within 30 days after written notice;

     o a guarantee of a significant subsidiary ceases to be in full force and effect (other than in accordance with the terms of the indenture) or is declared to be null and void and unenforceable or the guarantee of a significant subsidiary is found to be invalid or a subsidiary guarantor that is a significant subsidiary denies its liability under its guarantee (other than by reason of release of the subsidiary guarantor in accordance with the terms of the indenture), provided, however, that an event of default will also be deemed to occur with respect to subsidiary guarantors that are not significant subsidiaries ("insignificant subsidiaries") if the guarantees of such insignificant subsidiaries cease to be in full force and effect (other than in accordance with the terms of the indenture) or are declared null and void and unenforceable or the guarantees of such insignificant subsidiaries are found to be invalid or such insignificant subsidiaries deny their liability under their guarantees (other than by reason of release of the subsidiary guarantors in accordance with the terms of the indenture), if when aggregated and taken as a whole, those insignificant subsidiaries providing guarantees on the debentures would meet the definition of a significant subsidiary; and

     o certain events of bankruptcy, insolvency and reorganization of us, any subsidiary guarantor or any of our significant subsidiaries.

         The term "significant subsidiary" means any of our subsidiaries that is a "significant subsidiary," as defined in Rule 1-02(w) of Regulation S-X.

         We will deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event of default under the fourth or ninth bullet above or of any event which with the giving of notice or the lapse of time would become an event of default under the seventh bullet above.

         The trustee may withhold notice to the holders of the debentures of any default, except defaults in payment of principal, interest, including contingent interest, if any, or liquidated damages, if any, on the debentures. However, the trustee must consider it to be in the interest of the holders of the debentures to withhold this notice.

         If an event of default (other than an event of default due to certain events of bankruptcy, insolvency or reorganization of us) occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding debentures may declare the principal of and accrued and unpaid interest, contingent interest, if any, and liquidated damages, if any, on the outstanding debentures to be immediately due and payable. In case an event of default due to events of bankruptcy, insolvency or reorganization involving us occurs and continues, the principal of and accrued and unpaid interest, contingent interest, if any, and liquidated damages, if any, on the debentures will automatically become due and payable. However, if we cure all defaults, except the nonpayment of principal, interest, contingent interest, if any, and liquidated damages, if any, that became due as a result of the acceleration, and meet certain other conditions, with certain exceptions, this declaration may be cancelled by the holders of a majority of the principal amount of outstanding debentures.

         Payments of principal of and interest, including contingent interest, if any, or liquidated damages, if any, on the debentures that are not made when due will accrue interest from the required payment date at the annual rate of 1% above the then applicable interest rate for the debentures.

         The holders of a majority of outstanding debentures will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

         No holder of the debentures may pursue any remedy under the indenture, except in the case of a default in the payment of principal of, or interest, including contingent interest, if any, or liquidated damages, if any, on the debentures, or for a failure to convert debentures, unless:

     o   the holder has given the trustee written notice of an event of default;

     o the holders of at least 25% in principal amount of outstanding debentures make a written request, and offer reasonable indemnity, to the trustee to pursue the remedy;

     o the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of the debentures within 60 days after receipt of the request and offer of indemnity; and

     o the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

         We will deliver to the trustee, within 120 days after the end of each fiscal year, an officers' certificate as to such officers' knowledge of our and each guarantor's compliance with all conditions and covenants on its part contained in the indenture and stating whether or not the signer knows of any default or event of default.

MODIFICATION AND WAIVER

         The consent of the holders of a majority in principal amount of the outstanding debentures is required to modify or amend the indenture. However, a modification or amendment requires the consent of the holder of each outstanding debenture if it would:

     o   extend the fixed maturity of any debenture;

     o reduce the rate or extend the time for payment of interest or contingent interest, if any, or liquidated damages, if any, of any debenture;

     o   reduce the principal amount or premium of any debenture;

     o reduce any amount payable upon redemption or repurchase of any debenture;

     o adversely change our obligation to redeem any debentures on a redemption date;

     o adversely change our obligation to repurchase any debenture at the option of the holder;

     o adversely change our obligation to repurchase any debenture upon a designated event;

     o impair the right of a holder to institute suit for payment on any debenture;

     o   change the currency in which any debenture is payable;

     o impair the right of a holder to convert any debenture or reduce the number of shares of common stock or any other property receivable upon conversion;

     o affect the ranking of the debentures or the guarantees or change the definition of senior indebtedness;

     o release any subsidiary guarantor that is a significant subsidiary from any of its obligations under its guarantee or the indenture other than in accordance with the terms of the indenture;

     o   reduce the quorum or voting requirements under the indenture; or

     o subject to specified exceptions, modify certain of the provisions of the indenture relating to modification or waiver of provisions of the indenture.

         We may amend or supplement the indenture or waive any provision of it without the consent of any holders of debentures in some circumstances, including:

     o   to cure any ambiguity, omission, defect or inconsistency;

     o to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

     o to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

     o to add covenants that would benefit the holders of debentures or to surrender any rights we have under the indenture;

     o   to add events of default with respect to the debentures; or

     o to make any change that does not adversely affect any outstanding debentures in any material respect.

         The holders of a majority in principal amount of the outstanding debentures generally may waive any existing or past default or event of default. Those holders may not, however, waive any default or event of default in any payment on any debenture or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

PROHIBITION OF INCURRENCE OF SENIOR SUBORDINATED DEBT

         Neither we nor any subsidiary guarantor will incur or suffer to exist indebtedness that is senior in right of payment to the debentures or such subsidiary guarantor's guarantee and subordinate in right of payment to any of our other indebtedness or the indebtedness of such subsidiary guarantor, as the case may be.

SUBSIDIARY GUARANTEES

         Our obligations pursuant to the debentures, including the repurchase obligation at the option of the holders or resulting from a designated event, are fully and unconditionally guaranteed, jointly and severally, on an unsecured senior subordinated basis, by the subsidiary guarantors. The subsidiary guarantors have agreed to pay, in addition to the amounts stated above, any and all out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the trustee and the holders in enforcing any rights under the guarantees with respect to the subsidiary guarantors. Each guarantor is 100% owned by Actuant Corporation.

         Each guarantee is limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor, after giving effect to all of its other liabilities, contingent or otherwise (including, without limitation, any guarantees under the senior credit facility or the 13% senior subordinated notes), without rendering its guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws. If any guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the relevant subsidiary guarantor, and, depending on the amount of such indebtedness, the subsidiary guarantor's liability on its guarantee could be reduced to zero. See "Risk Factors--Federal and state statutes may allow courts to void or subordinate guarantees and other laws may limit payments under the guarantees."

         Upon the sale or other disposition (including by way of consolidation or merger) of the capital stock of a subsidiary guarantor so that it no longer constitutes a subsidiary and so long as all guarantees by such subsidiary guarantor of any of our other senior subordinated or subordinated indebtedness are terminated, such subsidiary guarantor will be released and relieved from all its obligations under the indenture and its guarantee of the debentures shall terminate. In addition, if the lenders under the 13% senior subordinated notes release the guarantee of any guarantor under the 13% senior subordinated notes that is also a subsidiary guarantor, such subsidiary guarantor will be automatically released and relieved of all of its obligations under the indenture and its guarantee of the debentures will terminate; provided, however, if at any time after such release such subsidiary guarantor again becomes a guarantor under the 13% senior subordinates notes, we shall cause such subsidiary guarantor to unconditionally guarantee, pursuant to a supplemental indenture executed and delivered to the trustee and in the form satisfactory to the trustee (together with an officers' certificate and an opinion of counsel each stating that such supplemental indenture complies with the indenture), on a senior subordinated basis, all of our obligations under the debentures and the indenture to the same extent as it guarantees our obligations under the 13% senior subordinated notes.

         "Subsidiary guarantors" means (1) each of our subsidiaries providing guarantees under our 13% senior subordinated notes on the date of the indenture and (2) any subsidiary of ours that provides a guarantee pursuant to the covenant described under "--Future Guarantors" or otherwise in the future executes a supplemental indenture in which such subsidiary unconditionally guarantees on a senior subordinated basis our obligations under the debentures and the indenture; provided that any person constituting a subsidiary guarantor as described above shall cease to constitute a subsidiary guarantor when its respective subsidiary guarantee is released in accordance with the terms of the indenture.

FUTURE GUARANTORS

         If any of our subsidiaries provides (i) a guarantee of the 13% senior subordinated notes or (ii) if we issue senior subordinated debt or subordinated debt and such senior subordinated debt or subordinated debt is guaranteed by any of our subsidiaries, then such subsidiary will (1) by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, unconditionally guarantee on a senior subordinated basis all of our obligations under the debentures and the indenture; and (2) deliver to the trustee an officers' certificate and an opinion of counsel each stating that such supplemental indenture complies with the indenture. Thereafter, such subsidiary shall be a subsidiary guarantor for all purposes of the indenture. Without limitation to the foregoing and anything in the indenture notwithstanding, each of our subsidiaries which at any time guarantees the 13% senior subordinated notes shall, so long as it remains a guarantor of the 13% senior subordinated notes, also guarantee the debentures on a senior subordinated basis pursuant to the indenture and a guarantee.

RANKING

         The indebtedness evidenced by the debentures and the subsidiary guarantees constitutes senior subordinated obligations of us and the subsidiary guarantors, respectively. The payment of the principal of and interest, contingent interest, if any, and liquidated damages, if any, on the debentures and the payments under each guarantee will be subordinate in right of payment to the prior payment in full in cash of all of our senior indebtedness and all senior indebtedness of the applicable subsidiary guarantor, respectively, including obligations under the senior credit facility.

         See "--General" above for information on the amount of our senior indebtedness and the senior indebtedness of our subsidiary guarantors as of a recent date.

         The obligations of a subsidiary guarantor under its subsidiary guarantee are subordinate in right of payment to the prior payment in full in cash of all senior indebtedness of such subsidiary guarantor, including its guarantee of obligations under the senior credit facility. Except as noted, the terms of the subordination provisions described herein with respect to our obligations under the debentures apply in a similar fashion to each subsidiary guarantor and the obligations of such subsidiary guarantor under its guarantee.

         Only our senior indebtedness ranks senior in right of payment to the debentures pursuant to the provisions of the indenture, and only senior indebtedness of a subsidiary guarantor ranks senior in right of payment to the guarantee of that subsidiary guarantor pursuant to the provisions of the indenture. The debentures and the guarantee of any subsidiary guarantor in all respects have the same rank in right of payment as all our other senior subordinated indebtedness and all other senior subordinated indebtedness of that subsidiary guarantor, respectively, and rank senior in right of payment to any of our future subordinated indebtedness and any future subordinated indebtedness of that subsidiary guarantor, respectively.

         We are not permitted to pay principal of, or interest or contingent interest, if any, or liquidated damages, if any, on the debentures and may not repurchase, redeem or otherwise retire any debentures (collectively, "pay the debentures") if:

     o any of our designated senior indebtedness, as defined below, is not paid in cash when due; or

     o any other default on our designated senior indebtedness occurs and the maturity of such designated senior indebtedness is accelerated in accordance with its terms;

unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such designated senior indebtedness has been paid in full in cash. Regardless of the foregoing, we are permitted to pay the debentures if we and the trustee receive written notice approving such payment from representatives of the designated senior indebtedness.

         During the continuance of any default (other than a default described in the bullet points in the preceding paragraph with respect to any of our designated senior indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or after the expiration of any applicable grace periods, we are not permitted to make a payment on the debentures for a period (a "payment blockage period") commencing upon the receipt by the trustee (with a copy to us) of written notice (a "blockage notice") of such default from the representative of the holders of such designated senior indebtedness specifying an election to effect a payment blockage period and ending 179 days thereafter. The payment blockage period will end earlier if such payment blockage period is terminated:

     o by written notice to the trustee and to us from the person or persons who gave such blockage notice;

     o because the default giving rise to such blockage notice is cured, waived or no longer continuing; or

     o because such designated senior indebtedness has been discharged or paid in full in cash.

Notwithstanding the provisions described above, unless the holders of such designated senior indebtedness or the representative of such holders have accelerated the maturity of such designated senior indebtedness, we are permitted to resume paying the debentures after the end of such payment blockage period. The debentures shall not be subject to more than one payment blockage period in any consecutive 360-day period irrespective of the number of defaults with respect to our designated senior indebtedness during such period and no default that existed upon the commencement of a payment blockage period with respect to our designated senior indebtedness initiating such payment blockage (whether or not such default is on the same issue of designated senior indebtedness) shall be made the basis for the commencement of any other payment blockage period by the representatives of the holders of such designated senior indebtedness, unless such default has been cured or waived for a period of not less than 90 consecutive days subsequent to the commencement of such initial payment blockage period.

         Each subsidiary guarantor and its guarantee are subject to payment blockage provisions substantially similar to those described in the preceding two paragraphs, except that such subsidiary guarantor will be prohibited from making payments under its guarantee by payment defaults under, acceleration of or other defaults permitting acceleration under either designated senior indebtedness of such subsidiary guarantor or our designated senior indebtedness.

         Upon any payment or distribution of our assets or assets of any subsidiary guarantor upon a total or partial liquidation or dissolution of us or such subsidiary guarantor or in a bankruptcy, insolvency, receivership or reorganization or similar proceeding relating either to us or such subsidiary guarantor:

     o the holders of our senior indebtedness or the senior indebtedness of such subsidiary guarantor, as the case may be, will be entitled to receive payment in full in cash of such senior indebtedness before the holders of the debentures are entitled to receive any payment from us or pursuant to the guarantee of such subsidiary guarantor, as the case may be;

     o until our senior indebtedness or the senior indebtedness of such subsidiary guarantor is paid in full in cash, any payment or distribution to which holders of the debentures would be entitled but for the subordination provisions of the indenture will be made to holders of such senior indebtedness as their interests may appear; and

     o if a distribution is made to holders of the debentures that, due to the subordination provisions, should not have been made to them, such holders of the debentures are required to hold it in trust for the holders of senior indebtedness and pay it over to them as their interests may appear.

         If payment or distribution of the debentures is accelerated because of an event of default, we or the trustee shall promptly notify the holders of designated senior indebtedness or the representative of such holders of the acceleration.

         No provision contained in the indenture or the debentures will affect our obligation, which is absolute and unconditional, to pay the debentures when due. The subordination provisions of the indenture will not prevent the occurrence of any default or event of default under the indenture.

         By reason of the subordination provisions contained in the indenture, in the event of a bankruptcy, liquidation, insolvency or similar proceeding, our creditors or creditors of a subsidiary guarantor who are holders of our senior indebtedness or senior indebtedness of a subsidiary guarantor, as the case may be, may recover more, ratably, than the holders of the debentures, and our creditors or creditors of a subsidiary guarantor who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of the debentures.

         "Credit Facility" means our senior credit facility (including all documents entered into by us and any of our subsidiaries in connection therewith), dated as of May 22, 2002, among us, and the agents and lenders named therein, and any other bank credit agreement or similar facility entered into after the date of the indenture by us or any subsidiary guarantor, as any of the same, in whole or in part, may be amended, renewed, extended, increased, substituted, refinanced, restructured or replaced (including, without limitation, any successive renewals, extensions, increases, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

         As discussed above under "Summary--Recent Events", our senior credit facility dated as of May 22, 2002 has been replaced by our new senior credit facility, and our new senior credit facility is therefore a "Credit Facility" within the meaning of the foregoing definition.

         "Designated senior indebtedness" means (1) the indebtedness under the Credit Facility and (2) any other of our senior indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by us in the instrument evidencing or governing such senior indebtedness as designated senior indebtedness for purposes of the indenture.

         "indebtedness" shall have the meaning set forth in the indenture.

         "Senior indebtedness" of a person means

         (1) indebtedness of such person, whether outstanding on the date of the indenture or thereafter incurred;

         (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such person to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable unless, in the case of (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the debentures; and

         (3)      indebtedness under the Credit Facility,

         provided, however, that senior indebtedness shall not include

         (1)      any obligation of such person to any subsidiary,

         (2) any liability for Federal, state, local or other taxes owed or owing by such person,

         (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), or

         (4) any indebtedness of such person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other indebtedness or other obligation of such person.

         "Senior subordinated indebtedness" means (i) with respect to us, the debentures, our 13% senior subordinated notes and any other indebtedness of ours that specifically provides that such indebtedness is to have the same rank as the debentures in right of payment and is not subordinated by its terms in right of payment to any indebtedness or other obligation of ours which is not senior indebtedness and (ii) with respect to any subsidiary guarantor, its guarantee of the debentures, its guarantee of our 13% senior subordinated notes and any other indebtedness of such subsidiary guarantor that specifically provides that such indebtedness is to have the same rank as such subsidiary's guarantee of the debentures in right of payment and is not subordinated by its term in right or payment to any indebtedness or other obligation of such subsidiary guarantor which is not senior indebtedness.

         "Subsidiary" means, in respect of any person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such person,
(2) such person and one or more subsidiaries of such person, or (3) one or more subsidiaries of such person.

FORM, DENOMINATION AND REGISTRATION

         The debentures are issued:

     o   in fully registered form;

     o   without interest coupons; and

     o in denominations of $1,000 principal amount and integral multiples of $1,000.

     Global Debenture, Book-Entry Form

         Debentures are evidenced by one or more global debentures. We have deposited the global debenture with DTC and registered the global debenture in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global debenture may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

         Beneficial interests in a global debenture may be held through organizations that are participants in DTC (called "participants"). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global debenture to such persons may be limited.

         Beneficial interests in a global debenture held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called "indirect participants"). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global debenture, Cede & Co. for all purposes will be considered the sole holder of such global debenture. Except as provided below, owners of beneficial interests in a global debenture will:

     o   not be entitled to have certificates registered in their names;

     o not receive physical delivery of certificates in definitive registered form; and

     o   not be considered holders of the global debenture.

         We will pay principal of and interest, including contingent interest, if any, on and the redemption price and the repurchase price of a global debenture to Cede & Co., as the registered owner of the global debenture, by wire transfer of immediately available funds on each interest payment date or the redemption or repurchase date or maturity date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

     o for the records relating to, or payments made on account of, beneficial ownership interests in a global debenture; or

     o for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         Neither we, the trustee, registrar, paying agent nor conversion agent have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of debentures, including the presentation of debentures for conversion, only at the direction of one or more participants to whose account with DTC interests in the global debenture are credited, and only in respect of the principal amount of the debentures represented by the global debenture as to which the participant or participants has or have given such direction.

         DTC has advised us that it is:

     o a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the Uniform Commercial Code; and

     o a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

         DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global debenture among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time.

         We will issue debentures in definitive certificate form only if:

     o DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Securities and Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days;

     o an event of default shall have occurred and the maturity of the debentures shall have been accelerated in accordance with the terms of debentures and any holder shall have requested in writing the issuance of definitive certificated debentures; or

     o we have determined in our sole discretion that debentures shall no longer be represented by global debentures.

RULE 144A INFORMATION REQUEST

         We will furnish to the holders or beneficial holders of the debentures or the common stock issued on conversion of the debentures and prospective purchasers, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as such securities are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.

INFORMATION CONCERNING THE TRUSTEE

         We have appointed U.S. Bank, National Association, the trustee under the indenture, as paying agent, conversion agent and debenture registrar for the debentures. The trustee is also a lender under the senior credit facility.

         The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the debentures, the trustee must eliminate such conflict or resign.
                                      -51-

         The indenture does not require that the trustee expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture or in the exercise of any of its rights or powers unless the trustee shall have received adequate indemnity in its opinion against potential costs and liabilities relating to its performance.

GOVERNING LAW

         The debentures and the indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

                               REGISTRATION RIGHTS

         On November 10, 2003, we and the subsidiary guarantors entered into a registration rights agreement with the initial purchasers of the debentures pursuant to which we agreed to file a shelf registration statement with the SEC covering resales of the registrable securities within 90 days after November 10, 2003, the date on which the debentures were originally issued. We also agreed to use our reasonable best efforts to cause the shelf registration statement to become effective within 180 days after November 10, 2003 and to use our reasonable best efforts to keep the shelf registration statement effective until, in general, the date on which there are no longer any registrable securities outstanding. Accordingly, we anticipate that our obligation to keep the shelf registration statement effective will terminate no later than November 10, 2005, and may terminate earlier. No owner of registrable securities may use this prospectus in connection with any resale or other transfer of those registrable securities at any time after our obligation to keep the shelf registration statement effective has terminated or during any period we have suspended the use of this prospectus as described below.

         When we use the term "registrable securities" in this section, we are referring to the debentures, the guarantees and the common stock issuable upon conversion of the debentures until the earlier of (i) the sale pursuant to Rule 144 under the Securities Act or the shelf registration statement of such registrable securities, and (ii) the expiration of the holding period applicable to such securities held by persons that are not affiliates of Actuant under Rule 144(k) under the Securities Act, and as a result of an event or circumstance described in clauses (i) or (ii) above, the transfer restriction legends required under the indenture are removed or removable in accordance with the indenture.

         We may suspend the use of this prospectus included in the shelf registration statement under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any suspension period shall not:

o        exceed 30 days in any three-month period; or

o        an aggregate of 90 days for all periods in any 12-month period.

         During any such suspension period, you will not be permitted to offer or sell debentures or shares of common stock issuable upon conversion of debentures by means of this prospectus. Notwithstanding the foregoing, we will be permitted to suspend the use of this prospectus for up to 60 days in any three-month period under certain circumstances, relating to possible acquisitions, financings and other similar transactions.

         Although the registration rights agreement requires that we pay predetermined liquidated damages to holders of registrable securities (or under certain circumstances issue additional shares of common stock in lieu of liquidated damages) if we default in certain of our obligations under that agreement, those obligations with respect to any registrable security cease at the time such security ceases to be a registrable security. We will incur liquidated damages if any of the following events occur:

     o the Registration Statement is not declared effective by the SEC on or prior to May 9, 2004;

     o we have failed to perform our obligations to register subsequent selling security holders within the time periods set forth in the registration rights agreement; or

     o once effective, the Registration Statement ceases to be effective for certain periods set forth in the registration rights agreement.

         Liquidated damages shall accrue on the debentures over and above the interest set forth in the title of the debentures from and including the date on which any default shall occur to but excluding the date on which all such defaults have been cured, at a rate of 0.50% per annum of the aggregate principal amount of the debentures. In the case of debentures that have been converted into or exchanged for common stock during the occurrence of a default, liquidated damages shall not be paid to the holders, but upon conversion such holder shall receive the numbers of shares of common stock equal to the product of (i) the shares that the holder of the debentures would have received based upon the conversion rate absent a default and (ii) 1.03. In the case of debentures that have been converted into or exchanged for common stock, prior to the occurrence of a default, such holder shall not be entitled to liquidated damages or additional shares of common stock.

         Because any debenture or share of common stock purchased by an investor in this offering will cease to be a registrable security upon such purchase, the purchasers of debentures and shares of common stock in the offering made hereby will not be entitled to receive any liquidated damages (or additional shares of common stock in lieu of liquidated damages) or otherwise be entitled to any rights under the registration rights agreement. Notwithstanding the foregoing, if we owe liquidated damages (or are obligated to issue common stock in lieu of liquidated damages) with respect to any registrable security which thereafter ceases to be a registrable security, that obligation to pay those accrued liquidated damages or to issue those shares shall survive until it is satisfied.

         The foregoing summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to all of the provisions of the registration rights agreement. Because the foregoing is only a summary, it does not contain all the information that you may find useful. For further information you should read the registration rights agreement. The registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part and you may obtain a copy of that agreement as described below under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock as of February 29, 2004, consisted of 32,000,000 shares of Class A Common Stock, $0.20 par value per share, or common stock, of which 23,648,770 shares were issued and outstanding; 1,500,000 shares of Class B common stock, $.20 par value per share, none of which were issued and outstanding; and 160,000 shares of Cumulative Preferred Stock, $1.00 par value per share, or Preferred Stock, none of which have been issued. The following is a summary of selected provisions of our articles of incorporation, our bylaws and of the Wisconsin Business Corporation Law, or WBCL. This summary is not complete and is subject to our articles of incorporation and bylaws, copies of which may be obtained by contacting us at the address or telephone number appearing under "Where You Can Find More Information," and to the WBCL.

PREFERRED STOCK

         The Preferred Stock may be issued in one or more series providing for such dividend rates, voting, liquidation, redemption, and conversion rights, and such other terms and conditions as our Board of Directors may determine, subject to the limitations described below, without further approval by holders of our common stock. If any shares of Class B common stock are outstanding, any voting rights conferred on holders of Preferred Stock would be limited, with respect to the election of directors, to the power to vote together with holders of common stock in electing a "maximum minority" of the Board of Directors, as described under "--Common Stock; Class B Common Stock" below.

         If we issue any shares of Preferred Stock, we would be permitted to pay dividends or make other distributions upon the common stock or Class B common stock (except for distributions payable in shares of common stock or Class B common stock) only after paying or setting apart funds for payment of accrued but unpaid dividends upon the outstanding Preferred Stock, at the rate or rates designated for each series of outstanding Preferred Stock. Dividends on the Preferred Stock are cumulative, so that if at any time the full amount of all dividends accrued on the Preferred Stock is not paid, the deficiency must be paid before any dividends or other distributions are paid or set apart on the common stock or the Class B common stock, other than dividends or distributions paid in common stock or Class B common stock, respectively. Each series of Preferred Stock will have such designation, preferences and relative rights as shall be stated in the resolution or resolutions providing for the designation and issue of such series adopted by our Board of Directors. In the event of voluntary or involuntary liquidation, the holders of any outstanding Preferred Stock would be entitled to receive all accrued dividends on the Preferred Stock and the liquidation amount specified for each series of Preferred Stock before any amount may be distributed to holders of the common stock or Class B common stock .

         Under the articles of incorporation, all shares of Preferred Stock shall be identical except as to the following relative rights and preferences, as to which the Board of Directors may establish variations between different series not inconsistent with other provisions in the articles of incorporation:
(a) the dividend rate; (b) the price at and terms and conditions on which shares may be redeemed; (c) the amount payable upon shares in the event of voluntary or involuntary liquidation; (d) sinking fund provisions for the redemption or purchase of shares; (e) the terms and conditions on which shares may be converted into common stock or Class B common stock, if the shares of any series are issued with the privilege of conversion; and (f) voting rights, if any, subject to the provisions regarding voting rights summarized herein.

         The holders of Preferred Stock will have no preemptive rights. Under the articles of incorporation, each series of Preferred Stock will, with respect to dividend rights and rights on liquidation, rank prior in right of payment to the common stock and the Class B common stock and on a parity in right of payment with each other series of Preferred Stock.

COMMON STOCK; CLASS B COMMON STOCK

         The rights and preferences of shares of common stock and Class B common stock are identical, except as to voting power with respect to the election of directors and except that the Class B common stock is entitled to conversion rights as described below. No shares of Class B common stock are outstanding. All previously outstanding shares of Class B common stock were converted into shares of common stock over a decade ago.

         On all matters other than the election of directors, the holders of common stock and Class B common stock possess equal voting power of one vote per share and vote together as a single class (unless otherwise required by the WBCL). In the election of the Board of Directors, the holders of common stock, voting together as a single class with the holders of any outstanding Preferred Stock which has voting power, are entitled to elect a "maximum minority" of the number of directors to be elected. As a result of this "maximum minority" provision, the holders of the Class B common stock, voting as a separate class, are entitled to elect the balance of the directors, constituting a "minimum majority" of the number of directors to be elected. If an even number of directors is to be elected, the holders of Class B common stock will be entitled to elect two more directors than the holders of common stock and any Preferred Stock having voting power; if the number of directors to be elected is an odd number, the holders of Class B common stock will be entitled to elect one more director than the holders of common stock and any Preferred Stock having voting power. In the event there are no shares of Class B common stock outstanding, holders of common stock, voting together as a single class with holders of any outstanding Preferred Stock having voting power, shall elect all of the directors to be elected. A director, once elected and duly qualified, may be removed only by the requisite affirmative vote of the holders of that class of stock by which such director was elected.

         Holders of common stock and Class B common stock are ratably entitled to such dividends as our Board of Directors may declare out of funds legally available therefor, except as described below in the case of stock dividends. If we were to issue any of our authorized Preferred Stock, no dividends could be paid or set apart for payment on shares of common stock or Class B common stock, unless paid in common stock or Class B common stock, respectively, until full cumulative dividends accrued on all of the issued and outstanding shares of Preferred Stock had been paid or set apart for payment. Certain covenants contained in our debt agreements limit, and provisions of our articles of incorporation for the benefit of any Preferred Stock that may be issued from time to time could have the direct or indirect effect of limiting, the payment of dividends or other distributions on (and purchases of) our common stock and Class B common stock. Stock dividends on common stock may be paid only in shares of common stock and stock dividends on Class B common stock may be paid only in shares of Class B common stock.

         In the event that we issue any shares of Class B common stock, any holder of shares of Class B common stock may convert any or all of those shares into common stock on a share-for-share basis. If we issue any Class B common stock and the number of outstanding shares of Class B common stock is reduced to less than 1,000,000 adjusted to reflect any stock splits, stock dividends or similar transactions, all of the outstanding shares of Class B common stock will be automatically converted into common stock on a share-for-share basis. Holders of common stock do not have any conversion rights. In the event of our dissolution or liquidation, the holders of both common stock and Class B common stock are entitled to share ratably in all of our assets remaining after payment of our liabilities and satisfaction of the rights of any series of Preferred Stock which may be outstanding. There are no redemption or sinking fund provisions with respect to the common stock or the Class B common stock.

         The common stock is listed on the New York Stock Exchange. LaSalle Bank, N.A., Chicago, Illinois, serves as the transfer agent for the common stock.

GENERAL

         The articles of incorporation provide that the affirmative vote of two-thirds of all shares entitled to vote thereon (and/or of each class which shall be entitled to vote thereon as a class) is required in order to constitute shareholder approval or adoption of a merger, consolidation, or liquidation of us, sale, lease or exchange or other disposition of all or substantially all of our assets, amendment of the articles of incorporation or the bylaws, or removal of a director.

         Our directors are currently elected to serve one-year terms. The articles of incorporation provide that the bylaws (which may be amended by the Board of Directors or by the shareholders) may provide for the division of the Board of Directors into two or three classes of directors and for the terms and manner of election not inconsistent with the applicable provisions of the WBCL. If that occurs and any shares of Class B common stock are outstanding, each class of directors will contain as nearly as possible an equal number of directors elected by the holders of common stock and any outstanding Preferred Stock, voting as a single class, and will also contain as nearly as possible an equal number of directors elected by holders of Class B common stock, subject to the right of the Class B common stock to elect the minimum majority of the directors as described above.

         Shareholders are subject to personal liability under Section 180.0622(2)(b) of the WBCL, as judicially interpreted, for debts owing to our employees for services performed for us, but not exceeding six months' service in any one case. This means that, if we do not pay salaries or other amounts owed to our employees, holders of our common stock, including any shares issued upon conversion of the debentures, may be personally liable for those amounts.

         Holders of our capital stock do not have preemptive or other subscription rights to purchase or subscribe for our unissued stock or other securities issued by us.

CERTAIN STATUTORY PROVISIONS

         Under Section 180.1150(2) of the WBCL, the voting power of shares of a "resident domestic corporation," such as us (as long as we continue to meet the statutory definition as set forth in Section 180.1130(10m) of the WBCL), which are held by any person (including two or more persons acting in concert), including shares issuable upon conversion of convertible securities or upon exercise of options or warrants, in excess of 20% of the voting power in the election of directors shall be limited (in voting on any matter) to 10% of the full voting power of the shares in excess of 20%, unless full voting rights have been restored at a special meeting of the shareholders called for that purpose. Shares held or acquired under certain circumstances are excluded from the application of Section 180.1150(2), including (among others) shares acquired directly from us, shares acquired before April 22, 1986, and shares acquired in a merger or share exchange to which we are a party.

         Sections 180.1130 to 180.1134 of the WBCL provide generally that, in addition to the vote otherwise required by law or the articles of incorporation of a "resident domestic corporation," such as us (as long as we continue to meet the statutory definition as set forth in Section 180.1130(10m) of the WBCL), certain business combinations not meeting certain fair price standards specified in the statute must be approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by the outstanding voting shares of the corporation, voting together as a single voting group and (b) two-thirds of the votes entitled to be cast by the holders of voting shares other than voting shares beneficially owned by a "significant shareholder" or an affiliate or associate thereof who is a party to the transaction, voting together as a single voting group. The term "business combination" is defined to include, subject to certain exceptions, a merger or share exchange of the resident domestic corporation (or any subsidiary thereof) with, or the sale, lease or exchange or other disposition of all or substantially all of the property and assets of the resident domestic corporation to, any significant shareholder or affiliate thereof. "Significant shareholder" is defined generally to mean a person that is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation. The statute also restricts the repurchase of shares and the sale of corporate assets by a resident domestic corporation in response to a take-over offer.

         Sections 180.1140 to 180.1144 of the WBCL prohibit certain "business combinations" between a "resident domestic corporation," such as us (as long as we continue to meet the statutory definition as set forth in Section 180.1140(9) of the WBCL), and a person beneficially owning 10% or more of the voting power of the outstanding voting stock of such corporation (an "interested stockholder") within three years after the date such person became a 10% beneficial owner, unless the business combination or the purchase of such stock has been approved before the stock acquisition date by the corporation's board of directors. Business combinations after the three-year period following the stock acquisition date are permitted only if:

     o the board of directors approved the acquisition of the stock prior to the acquisition date;

     o the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested shareholder; or

     o the consideration to be received by shareholders meets certain fair price requirements of the statute with respect to form and amount.

         Under Sections 180.1140(9) and 180.1143 of the WBCL, a "resident domestic corporation" means a Wisconsin corporation that has a class of voting stock that is registered or traded on a national securities exchange or that is registered under Section 12(g) of the Securities Exchange Act and that, as of the relevant date, satisfies any of the following:

     o   its principal offices are located in Wisconsin;

     o   it has significant business operations located in Wisconsin;

     o more than 10% of the holders of record of its shares are residents of Wisconsin; or

     o more than 10% of its shares are held of record by residents of Wisconsin.

         We are currently a "resident domestic corporation" for purposes of the above described provisions. A Wisconsin corporation that is otherwise subject to certain of such statutes may preclude their applicability by an election to that effect in its articles of incorporation. Our articles of incorporation do not contain any such election.

         These provisions of the WBCL, the ability to issue additional shares of common stock, Class B common stock and Preferred Stock without further shareholder approval (except as required under New York Stock Exchange corporate governance standards), and certain other provisions of our articles of incorporation (discussed above) could have the effect, among others, of discouraging take-over proposals for us, delaying or preventing a change in control of us, or impeding a business combination between us and a major shareholder.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following summary constitutes the opinion of McDermott, Will & Emery regarding the material United States federal income tax consequences to holders of the purchase, ownership, conversion, or other disposition of the debentures, and of the common stock received upon conversion of the debentures. This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including retroactive changes) or possible differing interpretations. The discussion below deals only with debentures held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, tax-exempt entities, persons holding the debentures in a tax-deferred or tax-advantaged account, persons subject to the alternative minimum tax, or persons holding the debentures as a hedge against currency risks, as a position in a "straddle" or as part of a "hedging" or "conversion" transaction for tax purposes.

         We do not address all of the tax consequences that may be relevant to an investor in the debentures. In particular, we do not address:

     o the United States federal income tax consequences to shareholders in, or partners or beneficiaries of, an entity that is a holder of the debentures;

     o the United States federal estate, gift or alternative minimum tax consequences of the purchase, ownership or disposition of the debentures;

     o U.S. holders (as defined below) who hold the debentures whose functional currency is not the United States dollar; or

     o any state, local or foreign tax consequences of the purchase, ownership or disposition of the debentures.

         Persons considering the purchase of the debentures should consult their own tax advisors concerning the application of the United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the debentures, and common stock received upon conversion of the debentures arising under the laws of any other taxing jurisdiction.

         A U.S. holder is a beneficial owner of the debentures who or which is:

     o   a citizen or individual resident of the United States, as defined in
         Section 7701(b) of the Internal Revenue Code of 1986, as amended (which we refer to as the Code);

     o a corporation or partnership, including any entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise;

     o an estate if its income is subject to United States federal income taxation regardless of its source; or

     o a trust if (1) a United States court can exercise primary supervision over its administration, and (2) one or more United States persons have the authority to control all of its substantial decisions.

         Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to such date, may also be treated as U.S. holders. A Non-U.S. holder is a beneficial owner of the debentures other than a U.S. holder.

         No statutory or judicial authority directly addresses the treatment of the debentures or instruments similar to the debentures for United States federal income tax purposes. The Internal Revenue Service (the "IRS") has issued a revenue ruling with respect to instruments similar to the debentures. To the extent it addresses the issue, this ruling supports certain aspects of the treatment described below. No ruling has been or is expected to be sought from the IRS with respect to the United States federal income tax consequences of the issues that are not addressed in the recently released revenue ruling. The IRS would not be precluded from taking contrary positions. As a result, there is a risk that the IRS may not agree with all of the tax characterizations and the tax consequences described below.

         WE URGE PROSPECTIVE INVESTORS TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBENTURES AND OUR COMMON STOCK IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE DEBENTURES

         Pursuant to the terms of the indenture, each holder of debentures agrees to treat the debentures, for United States federal income tax purposes, as debt instruments that are subject to the special regulations governing contingent payment debt instruments (which we refer to as the CPDI regulations) and to be bound by our application of the CPDI regulations to the debentures, including our determination of the rate at which interest will be deemed to accrue on the debentures and the related "projected payment schedule" determined by us. In addition, under the indenture, each holder is deemed to have agreed to treat the fair market value of our common stock received by such holder upon conversion of the debentures as a contingent payment and to accrue interest with respect to the debentures as tax original issue discount for United States federal income tax purposes according to the "noncontingent bond method" set forth in Section 1.1275-4(b) of the Treasury regulations, using the comparable yield (as defined below) compounded semiannually and the projected payment schedule determined by us. The remainder of this discussion assumes the debentures will be treated in accordance with the aforementioned agreements and our determinations.

         Notwithstanding the issuance of the revenue ruling discussed above, the application of the CPDI regulations to instruments such as the debentures is uncertain in several respects, and, as a result, there is a risk that the IRS or a court may not agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the debentures. In particular, a holder might be required to accrue interest income at a higher or lower rate, might not recognize income, gain or loss upon conversion of the debentures into shares of our common stock, and might recognize capital gain or loss upon a taxable disposition of the debentures. Holders should consult their tax advisors concerning the tax treatment of holding the debentures.

TREATMENT OF U.S. HOLDERS

     Accrual of Interest on the Debentures

         Pursuant to the CPDI regulations, a U.S. holder is required to accrue interest income on the debentures, which we refer to as tax original issue discount, in the amounts described below, regardless of whether the U.S. holder uses the cash or accrual method of tax accounting. Accordingly, U.S. holders will likely be required to include interest in taxable income in each year in excess of the accruals on the debentures for non-tax purposes (i.e., in excess of the stated semiannual regular cash interest payable on the debentures and any contingent interest payments) actually received in that year.

         The CPDI regulations provide that a U.S. holder must accrue an amount of ordinary interest income, as tax original issue discount for United States federal income tax purposes, for each accrual period prior to and including the maturity date of the debentures that equals:

         (1) the product of (i) the adjusted issue price (as defined below) of the debentures as of the beginning of the accrual period and (ii) the comparable yield (as defined below) of the debentures, adjusted for the length of the accrual period;

         (2)      divided by the number of days in the accrual period; and

         (3) multiplied by the number of days during the accrual period that the U.S. holder held the debentures.

         The debentures' issue price is the first price at which a substantial amount of the debentures was sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a debenture is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any projected payments (as defined below) previously made (including payments of stated semiannual regular cash interest) with respect to the debentures.

         Under the CPDI regulations, we are required to establish the "comparable yield" for the debentures. The comparable yield for the debentures is the annual yield we would have paid, as of the initial issue date, on a noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise similar to those of the debentures. We intend to take the position that the comparable yield for the debentures is 7.75%, compounded semiannually. The precise manner of calculating the comparable yield, however, is not entirely clear. If the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield provided by us. Moreover, the projected payment schedule could differ materially from the projected payment schedule provided by us.

         The CPDI regulations require that we provide to U.S. holders, solely for United States federal income tax purposes, a schedule of the projected amounts of payments, which we refer to as projected payments, on the debentures. This schedule must produce the comparable yield. The projected payment schedule includes the stated semiannual regular cash interest payable on the debentures at the rate of 2% per annum, estimates for certain contingent interest payments and an estimate for a payment at maturity taking into account the conversion feature. In this connection, the fair market value of any common stock (and cash, if any) received by a holder upon conversion will be treated as a contingent payment.

         The comparable yield and the schedule of projected payments are set forth in the indenture. U.S. holders may also obtain the projected payment schedule by submitting a written request for such information to: Terry Braatz, Treasurer, Actuant Corporation, 6100 North Baker Road, Milwaukee, Wisconsin 53209.

         The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of a U.S. holder's interest accruals and adjustments thereof in respect of the debentures for

United States federal income tax purposes and do not constitute a projection or representation regarding the actual amounts payable on the debentures.

         Amounts treated as interest under the CPDI regulations are treated as original issue discount for all purposes of the Code.

     Adjustments to Interest Accruals on the Debentures

         As noted above, the projected payment schedule includes amounts attributable to the stated semiannual regular cash interest payable on the debentures. Accordingly, the receipt of the stated semiannual regular cash interest payments will not be separately taxable to U.S. holders. If, during any taxable year, a U.S. holder receives actual payments with respect to the debentures for that taxable year that in the aggregate exceed the total amount of projected payments for that taxable year, the U.S. holder will incur a "net positive adjustment" under the CPDI regulations equal to the amount of such excess. The U.S. holder will treat a "net positive adjustment" as additional interest income. For this purpose, the payments in a taxable year include the fair market value of property received in that year, including the fair market value of our common stock received upon conversion.

         If a U.S. holder receives in a taxable year actual payments with respect to the debentures for that taxable year that in the aggregate were less than the amount of projected payments for that taxable year, the U.S. holder will incur a "net negative adjustment" under the CPDI regulations equal to the amount of such deficit. This adjustment will (a) first reduce the U.S. holder's interest income on the debentures for that taxable year and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. holder's interest income on the debentures during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. A negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any negative adjustment in excess of the amounts described in (a) and (b) will be carried forward and treated as a negative adjustment in the succeeding taxable year and will offset future interest income accruals in respect of the debentures or will reduce the amount realized on the sale, exchange, repurchase by us at the holder's option, conversion, redemption or retirement of the debentures.

         If a U.S. holder purchases debentures at a discount or premium to the adjusted issue price, the discount will be treated as a positive adjustment and the premium will be treated as a negative adjustment. The U.S. holder must reasonably allocate the adjustment over the remaining term of the debentures by reference to the accruals of tax original issue discount at the comparable yield or to the projected payments. It may be reasonable to allocate the adjustment over the remaining term of the debentures pro rata with the accruals of tax original issue discount at the comparable yield. You should consult your tax advisors regarding these allocations.

     Sale, Exchange, Conversion, Repurchase, or Redemption

         Generally, the sale or exchange of a debenture, the repurchase of a debenture by us at the holder's option, or the redemption or retirement of a debenture for cash, will result in taxable gain or loss to a U.S. holder. As described above, our calculation of the comparable yield and the schedule of projected payments for the debentures include the receipt of common stock upon conversion as a contingent payment with respect to the debentures. Accordingly, we intend to treat the receipt of our common stock by a U.S. holder upon the conversion of a debenture as a contingent payment under the CPDI Regulations. Under this treatment, conversion also would result in taxable gain or loss to the U.S. holder. As described above, holders are deemed to have agreed to be bound by our determination of the comparable yield and the schedule of projected payments.

         The amount of gain or loss on a taxable sale, exchange, repurchase by us at the holder's option, conversion, redemption or retirement of a debenture would be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. holder, including the fair market value of any of our common stock received, and (b) the U.S. holder's adjusted tax basis in the debenture. A U.S. holder's adjusted tax basis in a debenture will generally be equal to the U.S. holder's original purchase price for the debenture, increased by any interest income previously accrued by the U.S. holder (determined without regard to any adjustments to interest accruals described above, other than adjustments to reflect a discount or premium to the adjusted issue price, if any), and decreased by the amount of any projected payments that have been previously made (including payments of stated semi-annual regular cash interest) in respect of the debentures to the U.S. holder (without regard to the actual amount paid). Gain recognized upon a sale, exchange, repurchase by us at the holder's option, conversion, redemption or retirement of a debenture will generally be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income, and thereafter, capital loss (which will be long-term if the debenture is held for more than one year). The deductibility of net capital losses by individuals and corporations is subject to limitations.

         A U.S. holder's tax basis in our common stock received upon a conversion of a debenture will equal the then current fair market value of such common stock. The U.S. holder's holding period for the common stock received will commence on the day immediately following the date of conversion.

     Constructive Dividends

         If at any time we were to make a distribution of property to our stockholders that would be taxable to the stockholders as a dividend for United States federal income tax purposes and, in accordance with the anti-dilution provisions of the debentures, the conversion rate of the debentures were increased, such increase might be deemed to be the payment of a taxable dividend to holders of the debentures.

         For example, an increase in the conversion rate in the event of distributions of cash, our evidences of indebtedness or assets may result in deemed dividend treatment to holders of the debentures, but generally an increase in the event of stock dividends or the distribution of rights to subscribe for common stock would not be so treated.

     Liquidated Damages

         We may be required to make payments of liquidated damages as described above under "Registration Rights" to holders of registrable securities (as defined above). However, as described above under "Registration Rights," any debentures or shares of common stock issued upon conversion of the debentures that are purchased by investors in the offering made by this prospectus will thereupon cease to be registrable securities and accordingly, the purchasers of those debentures and shares of common stock will not be entitled to liquidated damages. We intend to take the position for United States federal income tax purposes that any payments of liquidated damages should be taxable to U.S. holders as additional ordinary income when received or accrued, in accordance with their regular method of tax accounting. Our determination is binding on holders of the debentures, unless they explicitly disclose that they are taking a different position to the IRS on their tax returns for the year during which they acquire the debenture. The IRS could take a contrary position from that described above, which could affect the timing and character of U.S. holders' income from the debentures with respect to the payments of liquidated damages.

         If we become obligated to pay liquidated damages, U.S. holders should consult their tax advisers concerning the appropriate tax treatment of the payment of liquidated damages with respect to the debentures.

     Dividends on Common Stock

         If we make cash distributions on our common stock, the distributions will generally be treated as dividends to a U.S. holder of our common stock to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles at the end of the tax year of the distribution, then as a tax-free return of capital to the extent of the U.S. holder's tax basis in the common stock, and thereafter as gain from the sale or exchange of that stock. Under recently enacted tax legislation, eligible dividends received in tax years beginning on or before December 31, 2008, will be subject to tax to a non-corporate U.S. holder at the special reduced rate generally applicable to long-term capital gains. A U.S. holder will be eligible for this reduced rate only if, among other requirements, the U.S. holder has held our common stock for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date.

     Disposition of Common Stock

         Upon the sale or other disposition of our common stock received on conversion of a debenture, a U.S. holder will generally recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange, and (ii) the U.S. holder's tax basis in our common stock. That capital gain or loss will be long-term if the U.S. holder's holding period in respect of such stock is more than one year. The deductibility of net capital losses by individuals and corporations is subject to limitations.

TREATMENT OF NON-U.S. HOLDERS

     The Debentures

         All payments on the debentures made to a Non-U.S. holder will be exempt from United States income or withholding tax provided that: (i) such Non-U.S. holder does not own, actually, indirectly or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; (ii) the statement requirement set forth in section 871(h) or section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below; (iii) such payments and gain are not effectively connected with the conduct by such Non-U.S. holder of a trade or business in the United States; (iv) our common stock continues to be actively traded within the meaning of section 871(h)(4)(C)(v)(I) of the Code (which, for these purposes and subject to certain exceptions, includes trading on the NYSE); and (v) we are not a "United States real property holding corporation." We believe that we are not and do not anticipate becoming a "United States real property holding corporation." However, if a Non-U.S. holder were deemed to have received a constructive dividend (see "--Constructive Dividends" above), the Non-U.S. holder will generally be subject to United States federal withholding tax at a 30% rate, subject to a reduction by an applicable treaty, on the taxable amount of such dividend.

         The statement requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a debenture certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a United States person and provides its name and address or otherwise satisfies applicable documentation requirements. A holder of a debenture which is not an individual or corporation (or an entity treated as a corporation for United States federal income tax purposes) holding the debentures on its own behalf may have substantially increased reporting requirements. In particular, in the case of debentures held by a foreign partnership (or certain foreign trusts), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

     The Common Stock

         Dividends paid to a Non-U.S. holder of common stock will generally be subject to withholding tax at a 30% rate subject to reduction (a) by an applicable treaty if the Non-U.S. holder provides an IRS Form W-8BEN certifying that it is entitled to such treaty benefits, or (b) upon receipt of an IRS Form W-8ECI from a Non-U.S. holder claiming that the payments are effectively connected with the conduct of a United States trade or business.

         A Non-U.S. holder will generally not be subject to United States federal income tax on gain realized on the sale or exchange of the common stock received upon conversion of the debentures unless (a) the gain is effectively connected with the conduct of a United States trade or business of the Non-U.S. holder, (b) in the case of a Non-U.S. holder who is a non-resident alien individual, the individual is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met, or (c) we will have been a United States real property holding corporation at any time within the shorter of the five-year period preceding such sale or exchange and the Non-U.S. holder's holding period in the common stock.

     Income Effectively Connected with a United States Trade or Business

         If a Non-U.S. holder of the debentures or our common stock is engaged in a trade or business in the United States, and if interest on the debentures, dividends on our common stock, or gain realized on the sale, exchange, conversion or other disposition of the debentures or our common stock is effectively connected with the conduct of such trade or business, the Non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on such interest, dividends or gain in the same manner as if it were a U.S. holder. Such a Non-U.S. holder would be required to provide to the withholding agent a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. In addition, if such a Non-U.S. holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

         We will comply with applicable information reporting requirements with respect to payments on the debentures and common stock. Payments of principal and interest (including tax original issue discount and a payment in common stock pursuant to a conversion of the debentures) on, and the proceeds of dispositions of, the debentures and payments of dividends on, and the proceeds of dispositions of, the common stock may be subject to United States federal backup withholding tax at the applicable statutory rate if the U.S. holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. A Non-U.S. holder may be subject to United States backup withholding tax on payments on, and the proceeds from a sale or other disposition of, the debentures or common stock unless the Non-U.S. holder complies with certification procedures to establish that it is not a United States person. Any amounts so withheld will be allowed as a credit against a holder's United States federal income tax liability and may entitle a holder to a refund, provided the required information is timely furnished to the IRS.

                             SELLING SECURITYHOLDERS

         The debentures offered hereby were originally issued by us in a November 2003 private placement. Pursuant to a purchase agreement that we and the initial purchasers entered into in connection with that offering, the initial purchasers agreed to offer and sell the debentures only to persons they reasonably believed to be "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act. The selling securityholders, which term includes their transferees, pledgees, donees and successors, may from time to time offer and sell pursuant to this prospectus any or all of the debentures and common stock issued upon conversion of the debentures.

         The following table sets forth information regarding the respective principal amounts of debentures and numbers of shares of common stock beneficially owned by the selling securityholders prior to this offering and the respective principal amounts and numbers of shares of common stock offered by the selling securityholders pursuant to this prospectus. This information, as well as the information appearing in the footnotes (other than footnotes (1) and (33)) to the following table, has been obtained from the selling securityholders and we have not independently verified this information. Except as may be indicated in the footnotes to the following table, none of the selling securityholders has had any position, office or other material relationship with us or any of our affiliates within the past three years. Because the selling securityholders may offer all or some portion of the debentures or the common stock issuable upon conversion of the debentures pursuant to this prospectus, no estimate can be given as to the amount of the debentures or common stock that will be held by the selling securityholders upon termination of this offering.

         Unless otherwise indicated, the following table includes all shares of common stock issuable upon conversion of the debentures and assumes a conversion rate of 25.0563 shares of our common stock per $1,000 principal amount of the debentures and a cash payment in lieu of any fractional share. However, this conversion rate will be subject to adjustment as described under "Description of the Debentures--Conversion of the Debentures." In addition, as described above under "Registration Rights," we may, under certain circumstances, become obligated to issue additional shares of common stock upon conversion of debentures in lieu of the payment of liquidated damages. As a result of the adjustment features described under "Description of the Debentures--Conversion of the Debentures" and the shares issuable in lieu of liquidated damages, if any, under the registration rights agreement, the number of shares of common stock beneficially owned prior to this offering and the number of shares of common stock offered hereby may increase or decrease in the future. As described above under "Description of the Debentures-- Conversion of the Debentures," the debentures are convertible only in specified circumstances and as of April 28, 2004 were not convertible. Because the debentures are not currently convertible, and may not become convertible within the next 60 days, the selling securityholders may not be deemed to beneficially own the common stock issuable upon conversion of the debentures. The table below assumes that the debentures are convertible immediately.

         In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their debentures or common stock since the date on which they provided the information to us for inclusion in the following table. Amounts indicated in the table may be in excess of the total amount registered due to sales or transfers exempt from the registration requirements of the Securities Act since the date upon which the selling securityholders provided to us the information regarding their debentures and common stock. In no event will the total amount of securities offered by this prospectus exceed the amount of $150,000,000 principal amount of debentures and underlying common stock registered pursuant to the registration statement of which this prospectus is a part.

------------------------------------------------------------------------------------------------------------------
                                              PRINCIPAL AMOUNT OF
                                              THE DEBENTURES
                                              BENEFICIALLY OWNED    NUMBER OF SHARES OF
                                              PRIOR TO THIS         COMMON STOCK           NUMBER OF SHARES OF
                                              OFFERING AND OFFERED  BENEFICIALLY OWNED     COMMON STOCK OFFERED
NAME OF SELLING SECURITYHOLDER(1)             HEREBY                PRIOR TO THIS OFFERING HEREBY
---------------------------------             ------                ---------------------- -------
------------------------------------------------------------------------------------------------------------------
Akela Capital Master Fund, Ltd. (2)          11,000,000            275,619                 275,619
------------------------------------------------------------------------------------------------------------------
Allstate Insurance Company (3)(4)            1,000,000             25,056                  25,056
------------------------------------------------------------------------------------------------------------------
Arkansas PERS (5)                            1,710,000             42,846                  42,846
------------------------------------------------------------------------------------------------------------------
Arkansas Teacher Retirement (6)              4,750,000             119,017                 119,017
------------------------------------------------------------------------------------------------------------------
Astraszenecea Holdings Pension (5)           500,000               12,528                  12,528
------------------------------------------------------------------------------------------------------------------
 Associated    Electric   &   Gas   Insurance200,000               5,011                   5,011
  Services Limited (8)
------------------------------------------------------------------------------------------------------------------
Baptist Health of South Florida (6)          605,000               15,159                  15,159
------------------------------------------------------------------------------------------------------------------
BNP Paribas Equity Strategies, SNC (3)(7)    5,978,000             149,826                 149,786
------------------------------------------------------------------------------------------------------------------
Boilermakers Blacksmith Pension Trust (5)    1,245,000             31,195                  31,195
------------------------------------------------------------------------------------------------------------------
Calamos   Market   Neutral   Fund  -  Calamos12,000,000            300,675                 300,675
Investment Trust (8)
------------------------------------------------------------------------------------------------------------------
Consulting Group Capital Markets Funds (8)   900,000               22,550                  22,550
------------------------------------------------------------------------------------------------------------------
CNH CA Master Account, L.P. (9)              2,250,000             56,376                  56,376
------------------------------------------------------------------------------------------------------------------
CooperNeff  Convertible  Strategies  (Cayman)5,978,000             149,786                 149,786
Master Fund, L.P. (7)
------------------------------------------------------------------------------------------------------------------
DB  Equity   Opportunities  Master  Portfolio2,000,000             50,112                  50,112
Ltd. (3)(13)
------------------------------------------------------------------------------------------------------------------
Deam Convertible Arbitrage (3)(13)           1,000,000             25,056                  25,056
------------------------------------------------------------------------------------------------------------------
Delaware PERS (5)                            1,610,000             40,340                  40,340
------------------------------------------------------------------------------------------------------------------
Delta Airlines Master Trust (5)              490,000               12,277                  12,277
------------------------------------------------------------------------------------------------------------------
Duke Endowment (5)                           365,000               9,145                   9,145
------------------------------------------------------------------------------------------------------------------
Engineers Joint Pension (6)                  405,000               10,147                  10,147
------------------------------------------------------------------------------------------------------------------

                                                          -65-


Froley Revy Investment  Convertible  Security130,000               3,257                   3,257
Fund (5)
------------------------------------------------------------------------------------------------------------------
ICI American Holdings Trust (5)              365,000               9,145                   9,145
------------------------------------------------------------------------------------------------------------------
Innovest Finanzdienstle (6)                  1,200,000             30,067                  30,067
------------------------------------------------------------------------------------------------------------------
KBC Financial Products USA Inc. (10)(15)     1,988,000             49,811                  49,811
------------------------------------------------------------------------------------------------------------------
Lyxor/Convertible Arbitrage Fund Limited (7) 778,000               19,493                  19,493
------------------------------------------------------------------------------------------------------------------

McMahan Securities Co. L.P. (10)(16)         220,000               5,512                   5,512

------------------------------------------------------------------------------------------------------------------
Mellon HBV Master Convertible  Arbitrage Fund850,000               21,297                  21,297
LP (3)(17)
------------------------------------------------------------------------------------------------------------------
Mellon  HBV Master  Leveraged  Multi-Strategy32,500                814                     814
Fund LP (3)(17)
------------------------------------------------------------------------------------------------------------------
Mellon  HBV  Master  MultiStrategies  Fund LP292,500               7,328                   7,328
(3)(17)
------------------------------------------------------------------------------------------------------------------
Mint Master Fund Ltd.                        325,000               8,143                   8,143
------------------------------------------------------------------------------------------------------------------
Morgan Stanley  Convertible  Securities Trust800,000               20,045                  20,045
(3)
------------------------------------------------------------------------------------------------------------------
National Bank of Canada (11)                 200,000               5,011                   5,011
------------------------------------------------------------------------------------------------------------------
Nicholas    Applegate   Capital    Management690,000               17,288                  17,288
Convertible Mutual Fund (3)(6)
------------------------------------------------------------------------------------------------------------------
Nomura  Securities  International,  Inc. (10)7,000,000             178,322                 175,394
(18)
------------------------------------------------------------------------------------------------------------------
OCLC Online Computer Library Center Inc. (5) 50,000                1,252                   1,252
------------------------------------------------------------------------------------------------------------------
PIMCO Convertible Fund                       140,000               3,507                   3,507
------------------------------------------------------------------------------------------------------------------
Prudential Insurance Co. of America (5)      95,000                2,380                   2,380
------------------------------------------------------------------------------------------------------------------
Pyramid Equity Strategies Fund (3)(13)       500,000               12,528                  12,528
------------------------------------------------------------------------------------------------------------------
S.A.C. Capital Associates, LLC (19)          2,000,000             63,912                  50,112
------------------------------------------------------------------------------------------------------------------
Sage Capital Management, LLC                 100,000               2,505                   2,505
------------------------------------------------------------------------------------------------------------------
San Diego City Retirement (6)                880,000               22,049                  22,049
------------------------------------------------------------------------------------------------------------------

                                                          -66-


San   Diego   County   Employee    Retirement1,000,000             25,056                  25,056
Association
------------------------------------------------------------------------------------------------------------------
San Diego County Convertible (6)             1,855,000             46,479                  46,479
------------------------------------------------------------------------------------------------------------------
SG Cowen  Securities - Convertible  Arbitrage2,000,000             50,112                  50,112
(10)
------------------------------------------------------------------------------------------------------------------
Singlehedge U.S.  Convertible  Arbitrage Fund1,693,000             42,420                  42,420
(7)
------------------------------------------------------------------------------------------------------------------
State of Oregon/Equity (5)                   5,020,000             125,782                 125,782
------------------------------------------------------------------------------------------------------------------
Sturgeon Limited (7)                         823,000               20,621                  20,621
------------------------------------------------------------------------------------------------------------------
Syngenta AG (5)                              270,000               6,765                   6,765
------------------------------------------------------------------------------------------------------------------
Value Line Convertible Fund, Inc.            150,000               3,758                   3,758
------------------------------------------------------------------------------------------------------------------
Van Kampen Harbor Fund                       1,200,000             30,067                  30,067
------------------------------------------------------------------------------------------------------------------

Wachovia Capital Markets LLC(10)(22)         3,257,000             81,608                  81,608

------------------------------------------------------------------------------------------------------------------
Wyoming State Treasurer (6)                  915,000               22,926                  22,926
------------------------------------------------------------------------------------------------------------------
Zozove Hedge Convertible Fund L.P. (26)      3,000,000             75,168                  75,168
------------------------------------------------------------------------------------------------------------------
Zozove Convertible Arbitrage Fund L.P. (26)  4,650,000             116,511                 116,511
------------------------------------------------------------------------------------------------------------------
Zozove Income Fund L.P. (26)                 1,000,000             25,056                  25,056
------------------------------------------------------------------------------------------------------------------
Zurich  Institutional  Benchmarks Master Fund2,000,000             50,112                  50,112
Ltd. (26)
------------------------------------------------------------------------------------------------------------------
RCG Latitude Master Fund, LTD. (3) (27)      8,500,000             212,978                 212,978
------------------------------------------------------------------------------------------------------------------
RCG Multi-Strategy  Master Fund, LTD. (3)    2,000,000             50,112                  50,112
(27)
------------------------------------------------------------------------------------------------------------------
Guggenheim Portfolio Co. XV, LLC (3)(27)     1,500,000             37,584                  37,584
------------------------------------------------------------------------------------------------------------------
Ramius Master Fund, Ltd. (3)(27)             2,000,000             50,112                  50,112
------------------------------------------------------------------------------------------------------------------
MSD TCB, LP (28)                             26,500,000            663,991                 663,991
------------------------------------------------------------------------------------------------------------------
OCM Convertible Trust (30)                   1,850,000             46,354                  46,354
------------------------------------------------------------------------------------------------------------------
Delta Air Lines Master Trust - CV(30)        930,000               23,302                  23,302
------------------------------------------------------------------------------------------------------------------
State Employees' Retirement Fund of the      1,060,000             26,559                  26,559
State of Delaware (30)
------------------------------------------------------------------------------------------------------------------

                                                          -67-


Partner Reinsurance Company Ltd. (30)        795,000               19,919                  19,919
------------------------------------------------------------------------------------------------------------------
Chrysler Corporation Master Retirement       4,160,000             104,234                 104,234
Trust(30)
------------------------------------------------------------------------------------------------------------------
Motion Picture Industry Health Plan - Active 220,000               5,512                   5,512
Member Fund(30)
------------------------------------------------------------------------------------------------------------------
Motion Picture Industry Health Plan -        155,000               3,883                   3,883
Retiree Member Fund(30)
------------------------------------------------------------------------------------------------------------------
Delta Pilots Disability & Survivorship Trust 455,000               11,400                  11,400
- CV(30)
------------------------------------------------------------------------------------------------------------------
Microsoft Corporation(30)                    935,000               23,427                  23,427
------------------------------------------------------------------------------------------------------------------
Qwest Occupational Health Trust(30)          170,000               4,259                   4,259
------------------------------------------------------------------------------------------------------------------
Travelers Indemnity Company - Commercial     230,000               5,762                   5,762
Lines(30)
------------------------------------------------------------------------------------------------------------------
Travelers Indemnity Company - Personal       155,000               3,883                   3,883
Lines(30)
------------------------------------------------------------------------------------------------------------------
OCM Global Convertible Securities Fund(30)   135,000               3,382                   3,382
------------------------------------------------------------------------------------------------------------------
International Truck & Engine Corporation     495,000               12,402                  12,402
Non-Contributory Retirement Plan Trust(30)
------------------------------------------------------------------------------------------------------------------
International Truck & Engine Corporation     530,000               13,279                  13,279
Retirement Plan for Salaried Employees
Trust(30)
------------------------------------------------------------------------------------------------------------------
International Truck & Engine Corporation,    140,000               3,507                   3,507
Retiree Health Benefit Trust(30)
------------------------------------------------------------------------------------------------------------------
UnumProvident Corporation(30)                335,000               8,393                   8,393
------------------------------------------------------------------------------------------------------------------
Convertible Securities Fund (31)             95,000                2,380                   2,380
------------------------------------------------------------------------------------------------------------------
Nations Convertible Securities Fund (31)     6,205,000             155,474                 155,474
------------------------------------------------------------------------------------------------------------------
Independence Blue Cross (32)                 427,000               10,699                  10,699
------------------------------------------------------------------------------------------------------------------
Policeman and Fireman Retirement System of   311,000               7,792                   7,792
the City of Detroit (32)
------------------------------------------------------------------------------------------------------------------
Trustmark Insurance (32)                     205,000               5,136                   5,136
------------------------------------------------------------------------------------------------------------------

                                                          -68-


Any other holders of debentures or shares of 3,000,000             75,168                  75,168
common stock issued on conversion of the
debentures and future transferors, pledges,
donees and successors thereof (33)
------------------------------------------------------------------------------------------------------------------

TOTAL                                        168,275,000           4,233,073               4,126,305


(1)      Information  concerning  the  selling  securityholders  may  change  from time to time.  Any such  changed information  will be set forth in  amendments or  supplements  to this  prospectus or to the  registration statement of which this  prospectus is a part, if and when required.  A  post-effective  amendment will be filed to identify unknown  securityholders who are not direct or indirect donees,  pledges,  successors or transferees of the selling securityholders listed in the table.

(2)      As general partner of this selling  securityholder,  Anthony B. Bosco has voting and investment power over the shares held by this selling securityholder.

(3)      This  selling  securityholder  has  advised us that it is an  affiliate  of a broker or dealer and that it purchased  the  securities  reflected  in this  table as being  owned  by it and  offered  for sale in the ordinary  course of  business  and,  at the time of  purchase,  it had no  agreements  or  understandings, directly or indirectly, with any person to distribute those securities.

(4)      The Allstate Corporation is the parent company of Allstate Insurance Company.

(5)      Froley Revy Investment  Co., Inc., as investment  advisor for the selling  securityholder,  has voting and investment  power over the  securities  listed  above that are held by this  selling  securityholder.  Ann
         Houlihan has voting and investment  power over the  securities  listed above that are held by this selling securityholder.

(6)      Nicholas Applegate Capital Management,  as investment manager for the selling  securityholder,  has voting and investment power over the securities listed above that are held by this selling securityholder.

(7)      CooperNeff  Advisors,  Inc. has sole voting and investment power over the securities listed above that are held by this  selling  securityholder.  Its  Investment  Committee  consists of Jean  Dominion,  Thomas J.
         Mahoney and Andrew Sterge.

(8)      Nick  Calamos  has voting and  investment  power over the  securities  listed  above that are held by this selling securityholder.

(9)      CNH  Partners,  LLC, the  investment  advisor for the selling  securityholder,  has voting and  investment power  over  the  securities  listed  above  that  are  held by this  selling  securityholder.  Investment principals for this investment advisor are Robert Krail, Mark Mitchell and Todd Pulvino.

(10)     This  selling  securityholder  has  advised  us  that  it  is  a  broker  or  dealer.  Accordingly,  under interpretations  by the staff of the SEC,  this selling  securityholder  is deemed to be an  "underwriter"
         within the meaning of the Securities Act of 1933.

(11)     Context  Capital  Management,  LLC is general  partner of this selling  securityholder.  Michael Rosen and
         William  Fertig have voting and investment  power over the  securities  listed above that are held by this selling securityholder.

(12)     Reserved.

                                                          -69-


(13)     Deutsche  Bank Trust  Companies  Americas  is the general  partner of this  selling  securityholder.  Eric
         Lobben  has sole  voting  and  investment  power over the  securities  listed  above that are held by this selling securityholder.

(14)     Reserved.

(15)     Mr. Luke Edwards,  as managing  director of the selling  securityholder,  has voting and investment  power over the  securities  listed above that are held by this selling  securityholder  on behalf of the selling securityholder.


(16)     Mr. D. Bruce McMahan, the general partner of the selling  securityholder,  has voting and investment power over the  securities  listed above that are held by this selling  securityholder  on behalf of the selling securityholder.


(17)     Mellon HBV IL, LLC is the general  partner of this selling  securityholder,  which is controlled by Mellon
         Financial Corporation, a publicly traded company.

(18)     Mr. Robert  Citrino,  as the managing  director of the selling  securityholder,  has voting and investment power over the securities listed above that are held by the selling securityholder.

(19)     Pursuant to investment  agreements,  each of S.A.C.  Capital  Advisors,  LLC, a Delaware limited liability company ("SAC  Capital  Advisors"),  and S.A.C.  Capital  Management,  LLC, a Delaware  limited  liability company ("SAC Capital  Management"),  share all investment and voting power with respect to the securities held by the selling  securityholder.  Mr.  Stephen E. Cohen  controls  both SAC Capital  Advisors  and SAC
         Capital  Management.  Each  of SAC  Capital  Advisors,  SAC  Capital  Management  and Mr.  Cohen  disclaim beneficial  ownership  of any of the  securities  listed  above as  beneficially  owned or offered by this selling securityholder.

(20)     Reserved.

(21)     Van Kampen Asset Management,  Inc., as the selling securityholder's  investment advisor, has discretionary authority over the securities held by this selling securityholder.


(22)     Wachovia  Capital  Markets LLC was an initial  purchaser  in our November  2003  private  placement of the debentures.  Wachovia  Bank,  National  Association,  an  affiliate  of the selling  securityholder,  is a lender under our senior credit facility.


(23)     Reserved.

(24)     Reserved.

(25)     Reserved.

(26)     Gene  Pretti,  through his control of Zazove  Associates  LLC,  has voting and  investment  power over the securities listed above that are held by this selling securityholder.

(27)     Alex  Adair has  voting  and  investment  power  over the  securities  listed  above that are held by this selling securityholder.

(28)     Michael Dell and Susan Dell,  through  their  control of MSD  Capital,  L.P.,  have voting and  investment power over the securities listed above that are held by this selling securityholder.

(29)     Reserved.

                                                          -70-


(30)     Oaktree Capital Management,  LLC ("Oaktree"),  as investment advisor for the selling  securityholder,  has
         voting  and  investment   power  over  the  securities   listed  above  that  are  held  by  this  selling
         securityholder.  It does not own any equity  interest  in the  selling  securityholder  but has voting and dispositive  power over the  securities.  Lawrence Keele is a principal of Oaktree.  Mr. Keele and Oaktree disclaim  beneficial  ownership of the securities held by the selling  security  holder,  except for their pecuniary interest therein.

(31)     Yanfang C. Yan and Ed Cassens have voting and investment  power over the securities  listed above that are held by this selling securityholder.

(32)     Paul  Leutronica,  through his control of Advent Capital  Management LLC, has voting and investment  power over the securities listed above that are held by this selling securityholder.

(33)     Represents  an amount  estimated by us that is held  unidentified  selling  securityholders.  Any of these other  holders of debentures or shares of common stock issued upon  conversion  of the  debentures  may be identified  at a later  date by means of one or more  supplements  to this  prospectus  or,  if  required, post-effective  amendments  to the  registration  statement of which this  prospectus  is a part.  Assumes that any of these  other  holders of  debentures  or shares of common  stock  issuable  on  conversion  of debentures and their respective  direct or indirect  transferees,  pledgees,  donees and successors do not beneficially  own any common stock other than the common stock issued or issuable  upon  conversion of the debentures.


                              PLAN OF DISTRIBUTION

         The selling securityholders (including their direct or indirect transferees, pledgees, donees and successors) may sell the debentures and the common stock issuable upon conversion of the debentures from time to time directly to purchasers or through broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. If the debentures or the shares of common stock issuable upon conversion of the debentures are sold through broker-dealers or agents, the selling securityholders will be responsible for any discounts, concessions or commissions payable to those broker-dealers or agents.

         The debentures and the common stock issuable upon conversion of the debentures may be sold in one or more transactions at:

     o   fixed prices,

     o   prevailing market prices at the time of sale,

     o   varying prices determined at the time of sale, or

     o   negotiated prices.

         These sales may be effected in transactions, which may involve crosses or block transactions:

     o on any national securities exchange or quotation service on which the debentures or the common stock may be listed or quoted at the time of sale;

     o   in the over-the-counter market;

     o otherwise than on such exchanges or services or in the over-the-counter market; or

     o   through the writing of options.

Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

         In connection with the sale of the debentures and the common stock issuable upon conversion of the debentures or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the debentures or common stock in the course of hedging their positions. The selling securityholders also may deliver the debentures and shares of common stock issuable upon conversion of the debentures to close out short positions, or loan or pledge the debentures or the common stock issuable upon conversion of such debentures to broker-dealers or other financial institutions that in turn may sell those securities.

         The aggregate proceeds to the selling securityholders from the sale of debentures or the common stock issuable upon the conversion of the debentures offered by them will be the purchase price of such debentures or common stock less discounts and commissions, if any, payable by them. Each of the selling securityholders reserves the right to accept and, together with their broker-dealers or agents from time to time, to reject, in whole or in part, any proposed purchase of the debentures or the common stock issuable upon conversion of the debentures to be made directly or through broker-dealers or agents. We will not receive any of the proceeds from the offering of debentures and the common stock issuable upon conversion of the debentures.

         There is no public market for the debentures and we do not intend to apply for listing of the debentures on any securities exchange or for quotation of the debentures through any automated quotation system. The debentures are currently designated for trading on the PORTAL Market. However, once debentures are sold by means of this prospectus, those debentures will no longer trade on the PORTAL Market. Our common stock is listed on the New York Stock Exchange under the symbol "ATU".

         In order to comply with the securities laws of some states, if applicable, the debentures and the common stock issuable upon conversion of the debentures may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the debentures and the common stock issuable upon conversion of the debentures may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

         The selling securityholders may not sell any, or may sell less than all, of the debentures and shares of common stock issuable upon conversion of the debentures offered by them pursuant to this prospectus. In addition, any selling securityholder may, to the extent permitted by applicable law, sell, transfer, devise or gift the debentures or shares of common stock issuable upon conversion of the debentures by means not described in this prospectus. In that regard, any debentures or shares of common stock issuable upon conversion of the debentures that qualify for sale pursuant to Rule 144A or Rule 144 under the Securities Act may be sold under that rule, if applicable, rather than pursuant to this prospectus.

         Some of the selling securityholders and any broker-dealers or agents that participate in the distribution of the debentures and the common stock issuable upon conversion of the debenture may be "underwriters" within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of the debentures or the shares of common stock issued on conversion of the debentures received by any such selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were deemed to be underwriters, the selling securityholders could be subject to certain statutory liabilities under the federal securities laws, including under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934.

         The selling securityholders and any other persons participating in the distribution of the debentures and the shares of common stock issuable upon conversion of the debentures will be subject to the Securities Exchange Act. The Securities Exchange Act rules include, without limitation, Regulation M, which may limit the timing of or prohibit the purchase and sale of debentures and shares of common stock by the selling securityholders and any such other person. In addition, under Regulation M, any selling securityholder or other person engaged in the "distribution", within the meaning of Regulation M, of the debentures or the shares of common stock issuable upon conversion of the debentures may not engage in market-making activities with respect to the debentures or the common stock for certain periods prior to the commencement of that distribution, unless, in the case of persons other than selling securityholders, an applicable exemption is available under Regulation M. The foregoing may affect the marketability of the debentures and the common stock issuable upon conversion of the debentures and the ability of any person or entity to engage in market-making activities with respect to those securities.

         In that regard, the selling securityholders are required to acknowledge that they understand their obligations to comply with the provisions of the Securities Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with the offering made by this prospectus. Each selling securityholder is required to agree that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

         To the extent required, the specific debentures or common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent or broker-dealer, and any applicable commissions or discounts with respect to a particular sale or other disposition of debentures or shares of common stock issued on conversion of the debentures pursuant to this prospectus will be set forth in a supplement to this prospectus or, if appropriate, a post-effective amendment to the shelf registration statement of which this prospectus is a part.

         Pursuant to the registration rights agreement described above under "Registration Rights," Actuant Corporation and the Guarantors, on the one hand, and the selling securityholders, on the other hand, have agreed, subject to exceptions, to indemnify each other against specified liabilities, including liabilities under the Securities Act, and may be entitled to contribution from each other in respect of those liabilities.

         We will pay substantially all of the expenses incident to the offering and sale of the debentures and the common stock issuable upon conversion of the debentures pursuant to this prospectus, other than commissions, fees and discounts payable to brokers-dealers or agents, fees and disbursements of any counsel or other advisors or experts retained by the selling securityholders and any documentary, stamp or similar issue or transfer tax.

         Under the registration rights agreement, we may be required from time to time to require holders of debentures and shares of common stock issued on conversion of the debentures to discontinue the sale or other disposition of those debentures and shares of common stock under specified circumstances. See "Registration Rights" above.

                       WHERE YOU CAN FIND MORE INFORMATION

         You may read and copy materials that we have filed with the SEC at the SEC's public reference room located at 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available on the Internet at the SEC's website at www.sec.gov.

         You may also request a copy of each document incorporated by reference in this prospectus at no cost, by writing or calling us at the following address or telephone number:

                               Actuant Corporation
                              6100 North Baker Road
                           Milwaukee, Wisconsin 53209
                       Attention: Chief Financial Officer
                                 (414) 352-4160

         Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. Some of the information that you may want to consider in deciding whether to invest in the debentures or the shares of common stock issued upon conversion of the debentures is not included in this prospectus, but rather is incorporated by reference to documents that we have filed with the SEC. This permits us to disclose important information to you by referring to those filings rather than repeating them in full in this prospectus. The information incorporated by reference in this prospectus contains important business and financial information. In addition, information that we file with the SEC after the date of this prospectus and prior to the completion of this offering will update and may supersede the information contained in this prospectus and incorporated filings. We specifically incorporate by reference the following documents filed by us with the SEC:

                        OUR SEC FILINGS                                    PERIOD COVERED OR DATE OF FILING
Annual  Report on Form 10-K, as amended by our Annual Report on  Year Ended August 31, 2003
   Form 10-K/A
Quarterly Report on Form 10-Q                                    Quarter ended November 30, 2003
Quarterly Report on Form 10-Q                                    Quarter ended February 29, 2004
Current Reports on Form 8-K                                      November 4, 2003
                                                                 November 10, 2003
                                                                 November 11, 2003
All  subsequent  documents  filed by us under  Sections  13(a),  After the date of this  prospectus  and prior to the
   13(c), 14 or 15(d) of the Securities Exchange Act of 1934     completion of this offering


         Any statement contained in this prospectus or any document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which is also incorporated by reference into this prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such statements are qualified in all respects by all of the provisions of such contract or other document. Anything herein to the contrary notwithstanding, information which is furnished but not filed with the SEC shall not be incorporated by reference in this prospectus.

                                  LEGAL MATTERS

         The validity of the debentures and the guarantees has been passed upon for us by McDermott, Will & Emery, Chicago, Illinois. The validity of the common stock and the guarantee of GB Tools and Supplies, Inc. have been passed upon by Quarles & Brady LLP, Milwaukee, Wisconsin.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended August 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  $150,000,000

                               ACTUANT CORPORATION

      2% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2023 AND THE COMMON
                     STOCK ISSUABLE UPON CONVERSION OF THE
                                   DEBENTURES

                   -------------------------------------------

                                   PROSPECTUS


                   -------------------------------------------

                                     PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the fees and expenses, other than discounts, commission and concessions payable to broker-dealers and agents, in connection with the offering and distribution of the securities being offered hereunder. Except for the SEC registration fee, all amounts are estimates. All of these fees and expenses will be borne by the Registrant.

         SEC Registration Fee                         $      12,135
         Printing and Engraving                              25,000
         Trustees' Fees and Expenses                         10,000
         Legal Fees and Expenses                            100,000
         Accounting Fees and Expenses                        50,000
         Miscellaneous                                       52,865
                                                      -------------

         Total                                        $     250,000
                                                      =============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Actuant Corporation is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, Actuant Corporation is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Actuant Corporation. In all other cases, Actuant Corporation is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of Actuant Corporation, unless it is determined that he or she breached or failed to perform a duty owed to Actuant Corporation and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Actuant Corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Actuant Corporation's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

         Under Section 180.0833 of the WBCL, directors of Actuant Corporation against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

         Article VIII of Actuant Corporation's Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Directors and officers of Actuant Corporation are also covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                                    EXHIBITS

+4.1 Indenture, dated as of November 10, 2003, by and between the Registrants and U.S. Bank National Association including the form of 2% Convertible Senior Subordinated Debenture due 2023
4.2 Articles of Incorporation of Actuant Corporation (incorporated herein by reference to Exhibit 4.9 to Actuant Corporation's Quarterly Report on Form 10-Q for the quarter ended February 28, 2001)
4.3 Amended and Restated Bylaws of Actuant Corporation (incorporated herein by reference to Exhibit 3.4 to Actuant Corporation's Quarterly Report on Form 10-Q for the quarter ended May 31, 2001)
+4.4 Registration Rights Agreement dated as of November 10, 2003 among Actuant Corporation, Wachovia Capital Markets, LLC and Goldman Sachs & Co.

+5.1       Opinion of McDermott, Will & Emery

+5.2       Opinion of Quarles & Brady LLP

+5.3       Opinion of Kolesar & Leatham
+5.4       Opinion of Locke Reynolds LLP

+8.1       Opinion of McDermott, Will & Emery as to certain tax matters
+12.1      Statements Regarding Computation of Ratios
23.1       Consent of PricewaterhouseCoopers LLP
23.2 Consent of McDermott, Will & Emery (included in the opinions filed as Exhibits 5.1 and 8)
23.3       Consent of Quarles & Brady LLP (included in the opinion filed as
           Exhibit 5.2)
+24        Powers of Attorney
+25        Statement of Eligibility of the Trustee on Form T-1
----------

+        Previously filed

ITEM 17. UNDERTAKINGS

The undersigned hereby undertake:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Actuant Corporation pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Actuant Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions (except for the insurance referred to in the last paragraph of Item 15), or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding and other than a claim under such insurance) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on May 6, 2004.


                                       ACTUANT CORPORATION


                                       By:      /s/ Andrew G. Lampereur
                                                --------------------------------
                                                Name:  Andrew G. Lampereur
                                                Title:  Chief Financial Officer/
                                                        Vice President



         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 6, 2004.


                        SIGNATURE                                                      TITLE
                        ---------                                                      -----

                            *
----------------------------------------------------            Chairman of the Board, President and
                   Robert C. Arzbaecher                             Chief Executive Officer, Director

                            *
----------------------------------------------------            Director
                   H. Richard Crowther

                            *
----------------------------------------------------            Director and Vice President--Kopp
                     Gustav H.P. Boel

                            *
----------------------------------------------------            Director
                    Bruce S. Chelberg

                            *
----------------------------------------------------            Director
                     William P. Sovey

                            *
----------------------------------------------------            Director
                    Kathleen J. Hempel

                            *
----------------------------------------------------            Director
                     William K. Hall

                            *
----------------------------------------------------            Director
                    Thomas J. Fischer

                                      I-5


                            *
----------------------------------------------------            Director
                    Robert A. Peterson

                 /s/ Andrew G. Lampereur
----------------------------------------------------            Vice President and Chief Financial Officer
                   Andrew G. Lampereru                              (Principal Financial and Accounting Officer)

              *Pursuant to Power of Attorney
                 /s/ Andrew G. Lampereur
----------------------------------------------------
                   Andrew G. Lampereur


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on May 6, 2004.


                                       APPLIED POWER INVESTMENTS II, INC.


                                       By:      /s/ Patrick C. Dorn
                                                --------------------------------
                                                Patrick C. Dorn, President,
                                                Secretary & Treasurer



         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 6, 2004.


                        SIGNATURE                                                      TITLE
                        ---------                                                      -----

                            *
----------------------------------------------------            President, Secretary & Treasurer, Director
                     Patrick C. Dorn

                            *
----------------------------------------------------            Director
                    Michael R. Wimmer

                            *
----------------------------------------------------            Director
                     Helen R. Friedli

*Pursuant to Power of Attorney
/s/ Andrew G. Lampereur
----------------------------------------------------
                   Andrew G. Lampereur


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on May 6, 2004.


                                       ENGINEERED SOLUTIONS L.P.


                                       By:      /s/ Andrew G. Lampereur
                                                --------------------------------
                                                Name:  Andrew G. Lampereur
                                                Title:  Vice President, Director



         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 6, 2004.


                        SIGNATURE                                                      TITLE
                        ---------                                                      -----

                            *                                   Chairman of the Board, President and
----------------------------------------------------                Chief Executive Officer, Director
                   Robert C. Arzbaecher

                 /s/ Andrew G. Lampereur
----------------------------------------------------            Vice President, Director
                   Andrew G. Lampereur

                            *
----------------------------------------------------            Director
                     Helen R. Friedli


*Pursuant to Power of Attorney
/s/ Andrew G. Lampereur
----------------------------------------------------
                   Andrew G. Lampereur


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on May 6, 2004.


                                       GB TOOLS AND SUPPLIES, INC.


                                       By:      /s/ Andrew G. Lampereur
                                                --------------------------------
                                                Name:  Andrew G. Lampereur
                                                Title:  Vice President,
                                                        Secretary and Director



         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 6, 2004.


                        SIGNATURE                                                      TITLE
                        ---------                                                      -----

                            *                                   President and Director
----------------------------------------------------
                   Robert C. Arzbaecher

                 /s/ Andrew G. Lampereur
-----------------------------------------------------           Vice President, Secretary and Director
                   Andrew G. Lampereur

                            *
----------------------------------------------------            Director
                     Helen R. Friedli

*Pursuant to Power of Attorney
/s/ Andrew G. Lampereur
----------------------------------------------------
                   Andrew G. Lampereur


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on May 6, 2004.


                                       VERSA TECHNOLOGIES, INC.


                                       By:      /s/ Andrew G. Lampereur
                                                --------------------------------
                                                Name:  Andrew G. Lampereur
                                                Title:  Vice President,
                                                        Secretary and Director



         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 6, 2004.


                        SIGNATURE                                                      TITLE
                        ---------                                                      -----

                            *                                   Chairman of the Board, President and
----------------------------------------------------                Chief Executive Officer, Director
                   Robert C. Arzbaecher

                 /s/ Andrew G. Lampereur                        Vice President, Secretary and Director
----------------------------------------------------
                   Andrew G. Lampereur

                            *
----------------------------------------------------            Director
                     Helen R. Friedli

*Pursuant to Power of Attorney
/s/ Andrew G. Lampereur
----------------------------------------------------
                   Andrew G. Lampereur


                                     I-10-